                                                                       EXHIBIT 2
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                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                              CHECKFREE CORPORATION

                      CHECKFREE ACQUISITION CORPORATION II

                                   INTUIT INC.

                                       AND

                           INTUIT SERVICES CORPORATION


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                         Dated as of September 15, 1996

                                TABLE OF CONTENTS

                                                                                                  Page

                                    ARTICLE I
                                   THE MERGER

SECTION 1.01               The Merger...............................................................
SECTION 1.02               Effect of the Merger.....................................................
SECTION 1.03               Consummation of the Merger ..............................................
SECTION 1.04               Charter; By-Laws; Directors and Officers.................................
SECTION 1.05               Acknowledgement Regarding the Company's Assets...........................
SECTION 1.06               Further Assurances.......................................................


                                   ARTICLE II
                            CONVERSION OF SECURITIES

SECTION 2.01               Conversion of Securities of the Company..................................
SECTION 2.02               Merger Consideration Adjustment..........................................
SECTION 2.03               Release of Escrow Shares.................................................
SECTION 2.04               Conversion of Acquisition Common Stock...................................
SECTION 2.05               Surrender and Exchange of Shares.........................................
SECTION 2.06               Closing of Stock Transfer Books..........................................
SECTION 2.07               Closing          ........................................................
SECTION 2.08               Tax-Free Reorganization..................................................

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01               Representations and Warranties of Holdings and the Company...............
SECTION 3.02               Representations and Warranties of Holdings...............................
SECTION 3.03               Representations and Warranties of Parent.................................
SECTION 3.04               Representations and Warranties of Acquisition............................


                                   ARTICLE IV
                                    COVENANTS

SECTION 4.01               Conduct of the Company's Business........................................
SECTION 4.02               Registration Statement; Stockholder Approval, Etc........................
SECTION 4.03               Access to Information....................................................
SECTION 4.04               Further Assurances.......................................................
SECTION 4.05               Inquiries and Negotiations...............................................
SECTION 4.06               Notification of Certain Matters..........................................

SECTION 4.07               Compliance with the Securities Act........................................
SECTION 4.08               Conduct of Parent's Business..............................................
SECTION 4.09               Employment and Severance Liabilities......................................
SECTION 4.10               Contractual Obligations...................................................
SECTION 4.11               Indemnity.................................................................
SECTION 4.12               Agreements Executed.......................................................
SECTION 4.13               Stockholder Agreements and Proxies........................................
SECTION 4.14               Revenue Make-Up...........................................................
SECTION 4.15               Board Visitation Rights...................................................
SECTION 4.16               Reimbursement for Certain Charges and Costs...............................
SECTION 4.17               Debt......................................................................

                                    ARTICLE V
                            CONDITIONS TO THE MERGER

SECTION 5.01               Conditions to Each Party's Obligation to Effect the Merger...............
SECTION 5.02               Conditions to the Obligation of Holdings and the Company
                           to Effect the Merger.....................................................
SECTION 5.03               Conditions to the Obligation of Parent and Acquisition
                           to Effect the Merger......................................................

                                   ARTICLE VI
                           TERMINATION AND ABANDONMENT

SECTION 6.01               Termination and Abandonment..............................................
SECTION 6.02               Effect of Termination....................................................

                                   ARTICLE VII
                                 INDEMNIFICATION

SECTION 7.01               Indemnification by Holdings................................................
SECTION 7.02               Claims.....................................................................
SECTION 7.03               Notice and Defense of Third-Party Claims...................................
SECTION 7.04               Settlement or Compromise...................................................
SECTION 7.05               Limitations on Indemnification.............................................

                                  ARTICLE VIII
                            NONCOMPETITION AGREEMENT

SECTION 8.01               Certain Acknowledgments....................................................
SECTION 8.02               Noncompetition Agreement...................................................
SECTION 8.03               Exception..................................................................
SECTION 8.04               No Objection or Defense....................................................
SECTION 8.05               Enforcement of Noncompetition Agreement....................................

SECTION 8.06               Early Termination of Noncompetition Agreement............................
SECTION 8.07               Effect on Acquiror.......................................................

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01               Survival of Representations and Warranties...............................
SECTION 9.02               Interpretation of Representations and Warranties.........................
SECTION 9.03               Reliance by Parent and Acquisition.......................................
SECTION 9.04               Expenses, Etc............................................................
SECTION 9.05               Publicity................................................................
SECTION 9.06               Execution in Counterparts................................................
SECTION 9.07               Notices..................................................................
SECTION 9.08               Waivers..................................................................
SECTION 9.09               Amendments, Supplements, Etc.............................................
SECTION 9.10               Entire Agreement.........................................................
SECTION 9.11               Applicable Law...........................................................
SECTION 9.12               Binding Effect, Benefits.................................................
SECTION 9.13               Assignability............................................................
SECTION 9.14               Severability.............................................................
SECTION 9.15               Variation and Amendment..................................................

                         INDEX TO SCHEDULES AND EXHIBITS


Schedule                 Description
- --------                 -----------
       1.05            Illinois-Located Assets and Properties Owned by Holdings
       3.01(c)         Capitalization/Stockholders
       3.01(e)         Certain Conflicts
       3.01(f)         Consents
       3.01(g)         Certain Liabilities
       3.01(h)         Certain Changes or Events
       3.01(j)         Litigation
       3.01(k)         Liens and Encumbrances
       3.01(l)         Real Property Interests
       3.01(m)         Intellectual Property Rights
       3.01(n)         Labor Matters
       3.01(o)         Severance Arrangements
       3.01(p)         Taxes
       3.01(q)         Permits
       3.01(r)         Employee Benefit Plans
       3.01(s)         Environmental Matters
       3.01(u)         Material Contracts
       3.01(v)         Insurance
       3.01(x)         Claims Against Officers and Directors
       3.01(y)         Customers; Suppliers, etc.
       3.01(z)         Improper Payments
       3.01(aa)        Brokers
       3.01(bb)        Accounts Receivable
       3.02(d)         Certain Conflicts
       3.02(e)         Consents
       3.02(g)         Brokers
       3.03(b)         Subsidiaries
       3.03(c)         Capitalization
       3.03(f)         Consent
       3.03(j)         Registration Rights
       3.03(k)         Brokers
       4.09            Employment and Severance Liabilities
       4.10            Contractual Obligations of Holdings
       4.16            Reimbursement Matters
       9.04            Expenses

Exhibits                            Description
- --------                            -----------
         Exhibit A                  Parent Tax Representation Certificate
         Exhibit B                  Services and License Agreement
         Exhibit C                  Assignment and License Agreement
         Exhibit D                  Stock Restriction Agreement
         Exhibit E                  Shareholder Agreement and Proxy
         Exhibit F                  Escrow Agreement
         Exhibit G                  Registration Rights Agreement
         Exhibit H                  Opinions of Porter, Wright, Morris & Arthur
         Exhibit I                  Opinions of Fenwick & West LLP

                          AGREEMENT AND PLAN OF MERGER



         AGREEMENT AND PLAN OF MERGER, dated as of September 15, 1996 (the "Effective Date"), among CHECKFREE CORPORATION, a Delaware corporation ("Parent"), CHECKFREE ACQUISITION CORPORATION II, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"), INTUIT INC., a Delaware corporation ("Holdings"), and INTUIT SERVICES CORPORATION, a Delaware corporation (the "Company"). The Company and Acquisition are hereinafter sometimes referred to as the "Constituent Corporations" and the Company as the "Surviving Corporation."

         WHEREAS, Parent, Acquisition, Holdings, and the Company desire that Acquisition merge with and into the Company (the "Merger"), upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "Delaware GCL") with the result that the Company shall continue as the surviving corporation and the separate existence of Acquisition shall cease; and

         WHEREAS, Parent, Acquisition, Holdings, and the Company desire that at the Effective Time (as hereinafter defined) all outstanding shares of the capital stock of the Company be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.01 par value, of Parent ("Parent Common Stock"), as hereinafter provided; and

         WHEREAS, Parent, Acquisition, Holdings, and the Company desire that, immediately after the Effective Time and solely as a result of the Merger, Parent will own all the issued and outstanding shares of the capital stock of the Surviving Corporation; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); and

         WHEREAS, the respective Boards of Directors of Parent, Acquisition, Holdings, and the Company, have approved the Merger;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement and the Delaware GCL, Acquisition shall be merged with and into the Company, the separate existence of Acquisition shall cease, and the Company shall continue as the Surviving Corporation under the corporate name of "CHECKFREE SERVICES CORPORATION."

         SECTION 1.02 Effect of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to, and assume all the rights and obligations of, the Company and Acquisition in accordance with the Delaware GCL and the Merger shall otherwise have the effects set forth in Section 259 of the Delaware GCL.

         SECTION 1.03 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not previously been terminated in accordance with the provisions of Section 6.01 hereof, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a properly executed certificate of merger in accordance with the Delaware GCL (the time of such filing being referred to herein as the "Effective Time").

         SECTION 1.04 Charter; By-Laws; Directors and Officers. The Certificate of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Certificate of Incorporation of Acquisition as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof and as provided by the Delaware GCL, except that, at the Effective Time, Article I thereof shall be amended to read as follows: "The name of the Corporation is "CHECKFREE SERVICES CORPORATION." The By-Laws of the Surviving Corporation from and after the Effective Time shall be the By-Laws of Acquisition as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with the provisions thereof and the provisions of the Certificate of Incorporation of the Surviving Corporation and as provided by the Delaware GCL. The initial directors and officers of the Surviving Corporation shall be the directors and officers, respectively, of Acquisition immediately prior to the Effective Time, in each case until their removal or until their respective successors are duly elected and qualified.

         SECTION 1.05 Acknowledgement Regarding the Company's Assets. For purposes of clarifying the rights to be acquired upon consummation of the Merger, Parent and Acquisition hereby acknowledge and agree with Holdings and the Company that the assets set forth on Schedule 1.05 hereto, located at 2001 Butterfield Road, Suite 700, 800 and 900, Downer's Grove, Illinois and 444 North Commerce Street, Aurora, Illinois are as of the Effective Date of this Agreement, owned by Holdings.

         SECTION 1.06 Further Assurances. Subject to the provisions of Section
1.05 hereof, if at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement; provided, however, that the Surviving Corporation shall have no rights under this Section
1.06 in connection with any of Holdings' assets, properties, services, businesses or properties.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         SECTION 2.01 Conversion of Securities of the Company. By virtue of the Merger and without the need for any action on the part of the holders of the capital stock of the Company, at the Effective Time, all outstanding shares of the capital stock of the Company (excluding shares held in the treasury of the Company, which shall be canceled as provided in paragraph (c) below, and subject to Section 2.05(c) hereof) shall be converted into the right to receive fully paid and nonassessable shares of Parent Common Stock on the following basis:

                  (a) Merger Consideration. The shares of Common Stock, $1.00 par value, of the Company (the "Company Common Stock") that are issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 12,600,000 shares of Parent Common Stock, subject to the potential adjustment set forth in Section 2.02 hereof, as follows (the "Merger Consideration"):

                           (i) 11,340,000 shares of Parent Common Stock shall be
                  issued to the sole stockholder of the Company Common Stock at Closing (as hereinafter defined); and

                           (ii) 1,260,000 shares of Parent Common Stock (the
                  "Escrow Shares") shall be issued to the sole stockholder of the Company Common Stock subject to Section 2.03 below. Upon any adjustment of the Merger Consideration pursuant to
                  Section 2.02, the number of shares of Parent Common Stock

                  that are Escrow Shares shall be reduced in proportion to such Merger Consideration Adjustment (as hereinafter defined).

If, prior to the Effective Time, Parent recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes or series, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock (a "Capital Change"), then the number of shares of Parent Common Stock constituting the Merger Consideration shall be adjusted appropriately to reflect each such Capital Change.

                  (b) Company Common Stock. At the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive that number of shares of Parent Common Stock equal to the quotient obtained by dividing the Merger Consideration by the number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time.

                  (c) Treasury Stock. At the Effective Time, each share of capital stock of the Company that is then held in the treasury of the Company (if any) shall be canceled and retired and no capital stock of Parent and no cash or other consideration shall be paid or delivered in exchange therefor.

         SECTION 2.02 Merger Consideration Adjustment. In the event that, after the date of this Agreement and prior to the Closing, the Company incurs, realizes, or otherwise experiences a Material Adverse Change (as hereinafter defined) in its financial condition, properties, assets, liabilities, Business (as defined herein), operations, or results of operations, then at or prior to the Effective Time, the Merger Consideration shall be adjusted as follows:

                  (a) Change Notice. If Parent believes that the Company has incurred, realized, or otherwise experienced a Material Adverse Change in its financial condition, properties, assets, liabilities, Business (as defined herein), operations, or results of operations and Parent desires a Merger Consideration Adjustment (as defined below), then Parent must prior to Closing give Holdings and the Company written notice of Parent's claim that such a Material Adverse Change has occurred (the "Change Notice"), which Change Notice shall state with specificity the grounds on which Parent contends that such Material Adverse Change has occurred and Parent's proposal for a Merger Consideration Adjustment. Parent may only make one (1) request for a Merger Consideration Adjustment.

                  (b) Attempt to Agree. Following their receipt of the Change Notice, Parent, Holdings and the Company will in good faith consider Parent's assertions set forth in the Change Notice and will use their best efforts to in good faith reach a mutual agreement, as promptly as practicable, as to the amount by which the Merger Consideration shall be reduced by reason of the Material Adverse Change described in the Change Notice (the "Merger Consideration Adjustment"). In attempting to reach an agreement as to the Merger Consideration Adjustment, the parties will consider, among other things, the extent (if any) to which the fair market value of the Company has been diminished by the Material Adverse Change described in the Change Notice. If Parent, Holdings and the Company agree to a Merger Consideration Adjustment, then they shall execute a written agreement to such effect (the "Merger Consideration Agreement") setting forth the amount of the Merger Consideration Adjustment they have agreed to.

                  (c)      Dispute Resolution Procedure.

                            (i) Agreement on Material Adverse Change. If Parent,
Holdings and the Company agree that a Material Adverse Change in the Company's financial condition, properties, assets, liabilities, Business, operations, or results of operations occurred after the Effective Date of this Agreement and prior to the Closing Date (as hereinafter defined), but are unable to mutually agree in writing on the amount of a Merger Consideration Adjustment within ten
(10) days after the date on which Holdings and the Company receive the Change Notice (the "Receipt Date"), then the amount of the Merger Consideration Adjustment (if any) shall be determined in accordance with the appraisal procedure set forth in Section 2.02(c)(iii) below.

                            (ii) No Agreement on Material Adverse Change. If
Holdings and the Company do not agree with Parent's assertion in the Change Notice that a Material Adverse Change in the Company's financial condition, properties, assets, liabilities, Business, operations, or results of operations occurred after the Effective Date of this Agreement and prior to the Closing Date, and Parent, Holdings and the Company have not agreed in writing on the amount of a Merger Consideration Adjustment within ten (10) days after the Receipt Date, then, within twenty (20) days after the Receipt Date, the parties shall submit to mandatory binding arbitration the sole issue of whether or not such a Material Adverse Change occurred. Such arbitration shall be conducted in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and shall be concluded within thirty (30) days to the extent reasonably practicable. The arbitration will be conducted by a single arbitrator, mutually selected by the parties, who shall decide only the issue of whether or not a Material Adverse Change in the Company's financial condition, properties, assets, liabilities, Business, operations, or results of operations occurred after the Effective Date of this Agreement and prior to the Closing Date in the manner set forth in the Change Notice. The arbitrator's determination as to whether or not such a Material Adverse Change occurred after the Effective Date of this Agreement and prior to the Closing Date shall be conclusive, final, non-appealable and binding upon each of the parties to this Agreement and judgment may be entered upon the arbitrator's determination in accordance with applicable law in any court having competent jurisdiction over the matter. In connection with the arbitration proceedings, the parties will be entitled to conduct discovery in scope, timing, types, and under such procedures as such parties would otherwise be afforded had the dispute or controversy hereunder been subject to the Federal Rules of Civil Procedure. If the arbitrator determines that no Material Adverse Change occurred after the Effective Date of this Agreement, then no Merger Consideration Adjustment shall be made; and if the arbitrator determines that a Material Adverse Change has occurred after the Effective Date of this Agreement, then the amount of the Merger Consideration Adjustment shall be determined by the appraisal procedure set forth in Section 2.02(c)(iii) below (unless the parties otherwise agree in writing). The foregoing agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.

                            (iii) Appraisal Procedure. When the appraisal
procedure set forth in this subparagraph is required to be used by the provisions of subparagraph 2.02(c)(i) or (ii), then the amount of the Merger Consideration Adjustment shall be determined as follows. Within twenty (20) days after the Receipt Date (or within ten (10) days after the completion of the arbitration referred to in Section 2.02(c)(ii) if such arbitration occurs) (A) Parent, on the one hand, and Holdings and the

Company, on the other hand, shall each select one Qualified Appraiser (as defined below) (the "Selected Appraiser") to determine the amount of the Merger Consideration Adjustment (if any) arising from the Material Adverse Change set forth in the Change Notice; and (B) Parent, on the one hand, and Holdings and the Company, on the other hand, shall each give the other written notice (the "Appraiser Notice") of the identity of their respective Selected Appraiser. Parent's Selected Appraiser is sometimes hereinafter called the "Parent Appraiser" and the Selected Appraiser of Holdings and the Company is sometimes hereinafter called the "Holdings Appraiser." The Company shall provide each side's Selected Appraiser with full access during normal business hours to the Company's facilities, products, personnel, books, records and financial statements (subject to the execution of reasonable confidentiality agreements by such Selected Appraisers) solely for purposes of assisting the Selected Appraisers in determining the amount of the Merger Consideration Adjustment. Each Selected Appraiser shall attempt to determine the amount of the Merger Consideration Adjustment, which, for purposes of such appraisal, shall be the number of shares of the Parent's Common Stock equal to the quotient obtained by dividing (i) the amount (if any) by which the fair market value of the Company was diminished from the Effective Date of this Agreement to the Closing Date as a result of the Material Adverse Change described in the Change Notice, by (ii) the average closing price per share of the Parent's Common Stock as reported on the Nasdaq National Market (the "Nasdaq NM") for the five (5) trading days immediately preceding the Effective Date of this Agreement. Within ten (10) days after a Selected Appraiser has been selected, the Parent Appraiser and the Holdings Appraiser shall each deliver to Parent and Holdings a brief written report (the "Appraisal Report") setting forth such Selected Appraiser's appraisal and determination of the amount of the Merger Consideration Adjustment and, unless the parties otherwise agree in writing to the amount of the Merger Consideration Adjustment, the Parent Appraiser and the Holdings Appraiser shall select a third appraiser (the "Determining Appraiser") which shall also be a Qualified Appraiser. The Determining Appraiser will review the Appraisal Reports and the amount of the Merger Adjustment will be the amount set forth in the Appraisal Report which is, in the judgment of the Determining Appraiser, the most nearly correct; provided, however, that notwithstanding the foregoing, if there is only one Selected Appraiser because Parent, on the one hand, or Holdings or the Company, on the other hand, fail to select its Selected Appraiser, then unless the parties otherwise agree in writing to the amount of the Merger Consideration Adjustment, the amount of the Merger Consideration Adjustment shall conclusively be deemed to be the amount thereof determined by such Selected Appraiser in its Appraisal Report. Parent, on the one hand, and Holdings, on the other hand, shall pay the fees and expenses charged by such party's Selected Appraiser and shall share equally the fees and expenses charged by the Determining Appraiser. As used herein, the term "Qualified Appraiser" means an investment banking firm of national or regional reputation that is substantially experienced in representing and valuing software companies in underwritten public offerings and/or merger and acquisition transactions, provided that such investment banking firm and its affiliates do not have a family relationship, or a then-currently active significant business relationship with the party who selected such appraiser, or advised or represented any of the parties in connection with this Agreement and the transactions contemplated hereunder.

                            (iv) Efforts to Agree. Nothing in this paragraph
shall prevent the parties from further efforts to reach a mutual agreement on the amount of the Merger Consideration Adjustment (if any) while the arbitration procedure and/or the appraisal procedure described in

Sections 2.02(c)(ii) and (iii) above is pending and any mutual written agreement reached by Parent, Holdings and the Company regarding the amount of the Merger Consideration Adjustment shall be the conclusive, final, non-appealable and determinative resolution of the amount of the Merger Consideration Adjustment, binding upon each of the parties hereto.

                  (d) Material Adverse Change. As used herein, "Material Adverse Change" means a material adverse change other than a change arising or resulting, directly or indirectly, from industry conditions or the public announcement of, or the response or reaction of customers, vendors, licensors, investors, Company employees or others to, this Agreement, the Merger, or any of the agreements or transactions contemplated by this Agreement or entered into in connection with this Agreement or the Merger.

                  (e) Meaning of Merger Consideration. From and after the effectiveness of any Merger Consideration Adjustment in accordance with this
Section 2.02, the term "Merger Consideration" as used in this Agreement, shall mean the reduced amount of Merger Consideration to be paid to Holdings as the sole stockholder of the Company pursuant to Section 2 of this Agreement, as modified by the Merger Consideration Adjustment.

         SECTION 2.03 Release of Escrow Shares. The Escrow Shares shall be released from escrow and delivered to Holdings one (1) year after the Closing Date, subject to the terms of the Escrow Agreement (as hereinafter defined) and the provisions of Article VII. The rights of Parent and Acquisition under
Article VII shall not be in any manner limited to the Escrow Shares, but shall be subject to the limitations set forth in Article VII.

         SECTION 2.04 Conversion of Acquisition Common Stock. At the Effective Time, each share of Common Stock, $.01 par value, of Acquisition that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and, by virtue of the Merger, automatically and without the need for any action on the part of the holder thereof, shall be converted into and become one (1) validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         SECTION 2.05 Surrender and Exchange of Shares.

                  (a) At the Effective Time, each holder of an outstanding certificate or certificates that immediately prior thereto represented shares of the capital stock of the Company shall surrender the same to Parent or its agent, and each such holder shall be entitled upon such surrender to receive in exchange therefor, without cost to it, the number of shares of Parent Common Stock into which the shares theretofore represented by the certificate so surrendered shall have been converted as provided in Section 2.01 hereof, and the certificate or certificates so surrendered in exchange for such consideration shall forthwith be canceled by Parent.

                  (b) If a certificate representing shares of the capital stock of the Company has been lost, stolen or destroyed, the holder of such certificate shall submit an affidavit describing the lost, stolen or destroyed certificate, the number of shares evidenced thereby and affirming the status of that certificate in lieu of surrendering such certificate to Parent, which shall deem such certificate canceled; provided that Parent may require the holder of such certificate to provide Parent with a bond in such amount as Parent may direct as a condition to paying any consideration hereunder. Until so surrendered, the outstanding certificates that, prior to the Effective Time, represented shares of the capital stock of the Company that shall have been converted as aforesaid shall be deemed for all corporate purposes, except as hereinafter provided, to evidence the ownership of the Merger Consideration into which such shares have been so converted.

                  (c) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates held by stockholders of the Company, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Each holder of shares of the capital stock of the Company who would otherwise have been entitled to receive in the Merger a fraction of a share of Parent Common Stock (after taking into account all certificates surrendered by such holder) shall be entitled to receive from Parent at the Effective Time, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the average of the per share closing prices on the Nasdaq NM of shares of Parent Common Stock during the five (5) consecutive trading days immediately preceding the Effective Date of this Agreement. It is understood (i) that the payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration; and (ii) that no holder of shares of Company capital stock will receive cash in lieu of fractional shares of Parent Common Stock in an amount greater than the value of one full share of Parent Common Stock.

         SECTION 2.06 Closing of Stock Transfer Books. On and after the Effective Time, there shall be no transfers on the stock transfer books of the Company or Parent of shares of capital stock of the Company that were issued and outstanding immediately prior to the Effective Time.

         SECTION 2.07 Closing. The closing (the "Closing") shall be scheduled to occur at the offices of Porter, Wright, Morris & Arthur, Columbus, Ohio at 10:00 a.m. local time, on a date as soon as practicable (but in any event not later than the third business day, unless otherwise agreed) after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the date of closing (the "Closing Date").

         SECTION 2.08 Tax-Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code by virtue of the provisions of Section 368(a)(2)(E) of the Internal Revenue Code. The parties believe that the value of the Parent Common Stock to be issued to Holdings as the sole stockholder of the Company in the Merger is equal to the value of the Company Common Stock to be surrendered in exchange therefor. The Parent Common Stock issued in the Merger will be issued solely in exchange for the Company's outstanding Common Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Company's Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Internal Revenue Code is being paid by Parent for the Company Common Stock in the Merger. The parties will not take a position on any tax returns that is inconsistent with the provisions of this Section . In addition, Parent represents now, and as of the Effective Time, that it intends to continue the Company's historic business or use a significant portion of the Company's business assets in a business. Concurrently herewith, and again at the Closing, Parent shall execute and deliver to Holdings a certificate substantially in the form of Exhibit A. The provisions and representations contained or referred to in this Section 2.08 and in Exhibit A shall survive until the expiration of the applicable statute of limitations.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.01 Representations and Warranties of Holdings and the Company. Holdings and the Company, jointly and severally, represent and warrant to Parent and Acquisition, except as set forth in the Holdings/Company Disclosure Letter dated of even date herewith that is being delivered to Parent concurrently herewith (the "Holdings/Company Disclosure Letter"), as follows:

                  (a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Company Material Adverse Effect (as hereinafter defined). As used in this Agreement, the term "Company Material Adverse Effect" shall mean a material adverse effect on the properties, assets, financial condition, operating results or business of the Company, taken as a whole; provided, however, that the term "Company Material Adverse Effect" shall not include any such material adverse effect arising or resulting, directly or indirectly, from industry conditions or the public announcement of, or the response or reaction of customers, vendors, licensors, investors, Company employees or others to, this Agreement, the Merger, or any of the agreements or transactions contemplated by this Agreement or entered into in connection with this Agreement or the Merger.

                  (b) Subsidiaries. The Company does not have any subsidiaries or ownership of any equity interest in any corporation, partnership, joint venture, or other business entity.

                           For purposes of this Agreement, the term
"subsidiary," when used with respect to Holdings or the Company, shall mean any corporation or other business entity a majority of whose outstanding equity securities is at the time owned, directly or indirectly, by either Holdings, the Company, and/or one or more of their other subsidiaries.

                  (c) Capitalization. The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock, $1.00 par value per share. A total of 100 shares of Company Common Stock are issued and outstanding, all of which were duly authorized and validly issued and are fully paid and nonassessable. No subscription, warrant, option, call, commitment, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding and there is not any commitment of the Company to issue any shares, warrants, options, or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as set forth on Schedule 3.01(c), the Company does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Schedule 3.01(c) sets forth a complete and correct list of the holders of record of the Company Common Stock and the holders of all options or other rights, if any, to purchase Company Common Stock, including by name of the holder the number of shares or the number of shares obtainable on exercise of options or rights held.

                  (d) Authority Relative to Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no other corporate approvals or proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby, other than the approval and adoption of this Agreement by the sole stockholder of the Company as required by the Delaware GCL. This Agreement has been duly executed and delivered by the Company and, subject to obtaining such stockholder approval, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by public policy on the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities. The Company's Board of Directors has by the requisite vote (i) determined that this Agreement and the Merger is advisable and fair and in the best interests of the Company and its sole stockholder and (ii) resolved to recommend the approval of this Agreement and the Merger by the Company's sole stockholder and to submit this Agreement and the Merger to the Company's sole stockholder for its consideration and approval when the Company is permitted to do so by applicable law. The affirmative vote of the holders of a majority of the outstanding Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the transactions contemplated hereby and thereby.

                  (e) Non-Contravention. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company or (ii) except as set forth on Schedule 3.01(e) hereof, result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any material mortgage, indenture, lease, agreement or other instrument to which the Company is a party or by which its assets are bound, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the business conducted by the Company (the "Business") or to the Company or their respective properties, or (iii) result in the creation or imposition of any liens, claims, charges, restrictions, rights of others, security interests, prior assignments or other encumbrances (collectively, "Claims") in favor of any third person or entity upon any of the assets of the Company, other than any such violation, conflict, default, loss, termination or acceleration that would not have a Company Material Adverse Effect.

                  (f) Consents. Except as set forth on Schedule 3.01(f), no consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) compliance by the Company with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL and (iii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not have a Company Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby or the ability of the Surviving Corporation or any of its subsidiaries to conduct the Business after the Effective Time.

                  (g) Financial Statements, Etc. The Company has furnished to Parent the unaudited balance sheet of the Company of July 31, 1996 and the related statements of operations for each of the two years ended July 31, 1996 and 1995, certified by the principal financial officer of the Company. The foregoing unaudited financial statements of the Company shall be collectively referred to as the "Financial Statements." All such Financial Statements (including any related schedules and/or notes, if any) have been prepared in a manner consistent with the manner with which Holdings has prepared financial statements for the Company and Holdings' other subsidiaries under accounting principles consistently applied and consistent with prior periods, except that such statements are subject to year end adjustments (which consist of normal recurring accruals) and do not contain footnote disclosures. Such balance sheet fairly presents in all material respects the financial position of the Company as of its respective date, and such statements of operations fairly present in all material respects the results of operations of the Company for the respective periods then ended, subject to normal year-end adjustments and the absence of footnote disclosures.

                           Except as and to the extent (i) reflected on the
unaudited balance sheet of the Company as of July 31, 1996 referred to above,
(ii) incurred since July 31, 1996 in the ordinary course of business consistent with past practice, or (iii) set forth on Schedule 3.01(g) hereto, the Company does not have any liabilities or obligations of any kind or nature, whether known or unknown or secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that would be required to be reflected on a balance sheet, or the notes thereto, prepared in accordance with generally accepted accounting principles. Between July 31, 1996 and the Effective Date of this Agreement, the Company has not suffered any Company Material Adverse Effect.

                  (h) Absence of Certain Changes or Events. Except as set forth on Schedule 3.01(h) hereto, or as otherwise disclosed in the Financial Statements of the Company, since July 31, 1996, the Company has not (i) issued any stock, bonds or other corporate securities, (ii) borrowed or refinanced any amount or incurred any liabilities (absolute or contingent) in excess of $50,000, other than trade payables incurred in the ordinary course of business consistent with past practice, (iii) discharged or satisfied any claim in excess of $100,000 or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the balance sheet of the Company as of July 31, 1996 and current liabilities incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practice or as otherwise contemplated hereby, (vii) sold, assigned or transferred any Intellectual Property Rights (as hereinafter defined) or other intangible assets, (viii) waived any rights of substantial value, whether or not in the ordinary course of business, (ix) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit of any director, officer or employee of the Company, or increased in any manner the compensation or fringe benefits of any director or officer of the Company, or increased the compensation or fringe benefits of any executive officer of the Company other than in the ordinary course of business consistent with past practices, or made any payment of a cash bonus to any director or officer or to any employee of, or consultant or agent to, the Company or made any other material change in the terms or conditions of employment, (x) announced any plan or legally binding commitment to create any employee benefit plan, program or arrangement or to amend or modify in any material respect any existing employee benefit plan, program or arrangement,
(xi) eliminated the vesting conditions or otherwise accelerated the payment of any compensation, (xii) suffered any damage, destruction or loss to any of its assets or properties, (xiii) made any change in its accounting systems, policies, principles or practices, (xiv) made any loans to any person, (xv) incurred damage, destruction, or loss, whether or not covered by insurance, affecting the properties, assets, or Business of the Company, (xvi) made any change with respect to management, supervisory, or other key personnel of the Company, (xvii) paid or discharged a lien or liability not appearing on the Financial Statements, or (xviii) to the extent not otherwise set forth herein, taken any action described in Section 4.01 hereof. Between July 31, 1996 and the Effective Date of this Agreement, there has not been a Material Adverse Change (as defined in Section 2.02(d)) in the financial condition, properties, assets, liabilities, Business, operations, results of operations of the Company.

                  (i) Certain Information. Provided that Parent allows Holdings and the Company to modify any information regarding Holdings or the Company contained therein, none of the information supplied by the Company for inclusion in the Registration Statement or the Proxy Statement/Prospectus (as hereinafter defined) will, at the respective times such documents or any amendments or supplements thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent which relates to the Parent, Acquisition, or any affiliate or associate of Parent for inclusion in the Registration Statement or the

Proxy Statement/Prospectus. Provided that Parent allows Holdings and the Company to modify any information regarding Holdings or the Company contained therein, none of the information relating to the Company included in the Registration Statement or the Proxy Statement/Prospectus that has been supplied by the Company and/or Holdings will, at the time the Proxy Statement/Prospectus is distributed to the Company's and/or Parent's stockholders, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) Actions Pending. Except as set forth on Schedule 3.01(j) hereto, (i) there is no action, suit, dispute, investigation, proceeding or claim pending or, to the knowledge of Holdings and the Company, threatened against or affecting the Company, or its properties or rights, or the Business, before any court, administrative agency, governmental body, arbitrator, mediator or other dispute resolution body, and the Company is not aware of any facts or circumstances which are reasonably likely to give rise to any such action, suit, dispute, investigation, proceeding or claim, (ii) the Company is not subject to any order, judgment, decree, injunction, stipulation, or consent order of or with any court or other governmental agency, and (iii) the Company has not entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which the Company has any continuing obligation, which (in the case of each of clauses (i), (ii) and (iii) of this Section 3.01(j)) is reasonably likely to have a Company Material Adverse Effect or which might materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby, or materially and adversely affect the ability of Parent to conduct the Business after the Effective Time.

                  (k) Title to Properties. The Company has good and valid title to the properties and assets reflected on the unaudited balance sheet of the Company as of July 31, 1996 other than nonmaterial properties and assets disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet, and all such properties and assets are free and clear of Claims, except (i) as described on Schedule 3.01(k) hereto,
(ii) liens for current taxes not yet due, and (iii) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company (collectively, "Permitted Liens"). Such properties and assets constitute all of the assets necessary to conduct the Business substantially in the same manner as it has been conducted prior to the date hereof.

                  (l) Real Property Interests. Schedule 3.01(l) hereto sets forth a complete and accurate list of (i) the real properties owned by the Company (the "Fee Properties") and (ii) the real properties leased by the Company (the "Leased Properties"). The Company has good and marketable fee simple title to the Fee Properties and good and marketable leasehold title to the Leased Properties, listed on Schedule 3.01(l), free and clear of all Claims, tenants and occupants except for Permitted Liens. Complete and accurate copies of all leases or other agreements relating to the Leased Properties have been delivered to Parent and there have been no material changes or amendments to such leases or agreements since such delivery. The Company is the lawful owner of all improvements and fixtures located on the Fee Properties and all moveable fixtures located at the Leased Properties, free and clear of all Claims except for Permitted Liens. Each lease or other agreement relating to the Leased Properties is a valid and subsisting agreement, without any material default of the Company thereunder and without any material default thereunder of the other party thereto, and such leases and agreements give the Company the right to use or occupy, as the case may be, all real properties as are sufficient and adequate to operate the Business as it is currently being conducted. Except as set forth on Schedule 3.01(l), the Company's possession of such property has not been disturbed nor has any claim relating to the Company's title to or possession of such property been asserted against the Company that would have a Company Material Adverse Effect.

                  (m) Intellectual Property Rights. The patents, trademarks and trade names, trademark and trade name registrations, service mark, brand mark and brand name registrations, copyrights, inventions, know-how, trade secrets, proprietary processes and information, software source and object code, the applications therefor and the licenses with respect thereto (collectively, "Intellectual Property Rights") listed on Schedule 3.01(m) hereto constitute all material proprietary rights owned or held by the Company that are necessary to the conduct of the Business. Except as set forth on Schedule 3.01(m), (i) the Company conducts the Business without any known infringement or claim of infringement of any Intellectual Property Right of others and the conduct by the Surviving Corporation after the Effective Time of the Business, in substantially the same manner as it is currently conducted, will not constitute a breach or violation of any agreement relating to the Intellectual Property Rights listed on Schedule 3.01(m) (other than as a result of agreements to which Parent or any of its affiliates is a party); (ii) the Company is, and after the consummation of the Merger will be, the sole and exclusive owner of each Intellectual Property Right listed on Schedule 3.01(m), free and clear of any Claims (other than Permitted Liens), and, to the knowledge of Holdings and the Company, no person is challenging, infringing, misappropriating or otherwise violating any such Intellectual Property Rights or claiming that the conduct of the Business, infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third party; (iii) the Company is not aware of any impediment to the registration of any trademark that is the subject of any application for registration listed on Schedule 3.01(m) that would have a Company Material Adverse Effect; (iv) none of the Intellectual Property Rights listed on Schedule 3.01(m) is the subject of any outstanding order, ruling, decree, judgment or stipulation specifically binding on the Company; (v) to the knowledge of Holdings and the Company, none of the activities of any employee of the Company on behalf thereof violates any obligations of such employee to third parties, including, without limitation, confidentiality or noncompetition obligations under agreements with a former employer; (vi) the Company is not aware of any unauthorized use by a third party of any computer software programs or applications that the Company considers to be a trade secret belonging to the Company; (vii) the Company has taken and is taking reasonable precautions to protect all material trade secrets and other confidential information relating to its proprietary computer software programs and applications or included in the Intellectual Property Rights that are material to the conduct of the Business; and (viii) the execution, delivery, and performance of this Agreement and the consummation of the Merger will not constitute a breach or default of any Intellectual Property Rights that are material to the conduct of the Business.

                  (n) Labor Matters. The Company is not a party to any collective bargaining or union agreement, and no such agreement is applicable to any employees of the Company. There are not any controversies between the Company and any of such employees that might reasonably be expected to result in a Company Material Adverse Effect, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending, or threatened relating to the Business. There are no labor unions or other organizations representing or purporting to represent any employees of the Company and there are not any organizational efforts currently being made or threatened involving any of such employees. Except as set forth on
Schedule 3.01(n) hereto, the Company is in compliance in all material respects with all laws and regulations or other legal or contractual requirements regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, conciliation agreements, decrees, judgments and awards relating to wages, hours, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees. The Company is not liable for any material amount of arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (o) Severance Arrangements. Except as set forth on Schedule 3.01(o) hereto, the Company is not party to any agreement with any employee (i) the benefits of which (including, without limitation, severance benefits) are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement or (ii) providing severance benefits in excess of those generally available under the Company's severance policies (which are described on Schedule 3.01(o)), or which are conditioned upon a change of control, after the termination of employment of such employees regardless of the reason for such termination of employment, and the Company is not a party to any employment agreement or compensation guarantee extending for a period longer than one year. Schedule 3.01(o) sets forth all employment agreements and compensation guarantees, regardless of duration, to which the Company is a party. Except as a result of actions taken by Parent or the Surviving Corporation, no amounts will be due or payable to any employee of the Company under any such severance arrangement or otherwise by virtue of the refusal of such employee to accept the offer of employment of the Surviving Corporation.

                  (p)      Taxes.

                           (i) Except as set forth on Schedule 3.01(p) hereto, the Company or an affiliate on behalf of the Company has (A) timely filed all Federal and all material state, local and foreign returns, declarations, reports, estimates, information returns and statements relating to the Company's operations ("Returns") required to be filed by it in respect of any Taxes (as hereinafter defined), (B) timely paid all Taxes that are due and payable with respect to the periods covered by the Tax Returns referred to in clause (A) without regard to whether such Taxes have been assessed (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Company's most recent unaudited financial statements), (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of the Company, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                           (ii) The Company has no liability for the Taxes of any Person or entity other than the Company under Regulation 1.1502-6 of the Internal Revenue Code.

                           (iii) Schedule 3.01(p) sets forth the last taxable period through which the Federal income Tax Returns of the Company have been examined by the Internal Revenue Service or otherwise closed. All deficiencies asserted as a result of such examinations and any examination by any applicable state, local or foreign taxing authority which have not been or will not be appealed or contested in a timely manner have been paid, fully settled or adequately provided for in the Company's most recent audited financial statements. Except as set forth on Schedule 3.01(p), no Federal, state, local or foreign Tax audits or other administrative proceedings or court proceedings are currently pending with regard to any Federal or material state, local or foreign Taxes for which the Company would be liable, and no deficiency for any such Taxes has been proposed, asserted or assessed or threatened pursuant to such examination of the Company by such Federal, state, local or foreign taxing authority with respect to any period.

                           (iv) Except as set forth on Schedule 3.01(p), the Company has not executed or entered into (or prior to the Effective Time will execute or enter into) with the Internal Revenue Service or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Federal, state, local or foreign Taxes for which the Company would be liable or (B) a closing agreement pursuant to Section 7121 of the Internal Revenue Code, or any predecessor provision thereof or any similar provision of state, local or foreign income tax law that relates to the assets or operations of the Company.

                           (v) Except as set forth on Schedule 3.01(p), the Company is not a party to any agreement providing for the allocation or sharing of liability for any Taxes.

                           (vi) The Company has made available to Parent complete and accurate copies of all income and franchise Tax Returns pertaining solely to the Company and all material other Tax Returns pertaining solely to the Company filed by or on behalf of the Company for the taxable years ending on or prior to July 31, 1996.

                           (vii) The Company is not a "U.S. real property holding corporation" (as defined in Section 897(c)(2) of the Internal Revenue Code), and neither the Company nor any stockholder of the Company is a non-resident alien individual, foreign corporation, foreign partnership, or foreign trust.

                           For purposes of this Agreement, "Taxes" shall mean
all Federal, state, local, foreign or other taxing authority income, franchise, sales, use, ad valorem, property, payroll, social security, unemployment, assets, value added, withholding, excise, severance, transfer, employment, alternative or add-on minimum and other taxes, charges, fees, levies, imposts, duties or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

                  (q) Compliance with Law; Permits. The Company is not in default in any material respect under any order or decree of any court, governmental authority, arbitrator or arbitration board or tribunal that is specifically binding on the Company or under any laws, ordinances, governmental rules or regulations to which the Company or any of its respective properties or assets is subject. Schedule 3.01(q) hereto sets forth a list of all material permits, authorizations, approvals, registrations, variances and licenses ("Permits") issued to or used by the Company in connection with the conduct of the Business; such Permits constitute all Permits necessary for the Company to own, use and maintain its properties and assets or required for the conduct of the Business in substantially the same manner as it is currently conducted. Each Permit listed on Schedule 3.01(q) is in full force and effect and no proceeding is pending or threatened to modify, suspend, revoke or otherwise limit any of such Permits and no administrative or governmental actions have been taken or threatened in connection with the expiration or renewal of any of such Permits. Except as set forth on Schedule 3.01(q), neither the Company nor Parent or Acquisition will be required, as a result of the consummation of the transactions contemplated hereby, to obtain or renew any Permits.

                  (r)      Employee Benefit Plans.

                           (i) Schedule 3.01(r) hereto sets forth a complete and accurate list of each plan, program, arrangement, agreement or commitment that is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation or other employee benefit plan, program, arrangement, agreement or commitment, including, without limitation, each employee benefit plan (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in which employees of the Company participate that is (i) maintained by the Company or any trade or business (whether or not incorporated) which, together with the Company, would be treated as a single employer under Title IV of ERISA or Section 414 of the Internal Revenue Code (collectively, the "ERISA Affiliates") or (ii) to which any ERISA Affiliate contributes or has any obligation to contribute to, or has or may have any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) (collectively, the "Plans"). Each Plan is identified on Schedule 3.01(r), to the extent applicable, as one or more of the following: an "employee pension plan" (as defined in Section 3(2)(A) of ERISA), an "employee welfare plan" (as defined in
         Section 3(1) of ERISA), or as a plan intended to be qualified under
         Section 401 of the Internal Revenue Code.

                           (ii) The Plans have been, and currently are in compliance, in all material respects, with all laws and regulations applicable to the Plans under which noncompliance would have a Company Material Adverse Effect, including, without limitation, ERISA and the Internal Revenue Code.

                           (iii) Except as set forth on Schedule 3.01(r), no ERISA Affiliate has maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA (including, without limitation, a "multi-employer plan" (as defined in Section 3(37) of ERISA), a multiple employer plan (as defined in Section 210 of ERISA) and a defined benefit plan (as defined in Section 3(35) of ERISA)).

                           (iv) Except as set forth on Schedule 3.01(r), the Company neither provides nor may be required to provide and no Plan, other than a Plan that is an employee pension benefit plan (within the meaning of Section 3(2)(A) of ERISA), provides or may be required to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service with the Company (other than (A) coverage mandated by applicable law, (B) deferred compensation benefits accrued as liabilities on the books of the Company, or (C) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)). No ERISA Affiliate maintains any Plan under which any employee or former employee of the Company may receive medical benefits which cannot be modified or terminated by the ERISA Affiliates at any time without the consent of any person, and no employees or former employees of the Company will have any claim in respect of such benefits as of the Effective Time.

                           (v) The transactions contemplated hereby will not result in (i) any portion of any amount paid or payable by the Company to a "disqualified individual" (within the meaning of Section 280G(c) of the Internal Revenue Code and the regulations promulgated thereunder), whether paid or payable in cash, securities of the Company or otherwise and whether considered alone or in conjunction with any other amount paid or payable to such a "disqualified individual," being an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code and the regulations promulgated thereunder, (ii) any employee of the Company being entitled to severance pay, unemployment compensation (other than payments by state unemployment compensation program), or any other payment, (iii) an acceleration of the time of payment (other than eligibility for a distribution from a defined contribution plan) or vesting or an increase in the amount of compensation due to any such employee or former employee of the Company or (iv) any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available.

                           (vi) No ERISA Affiliates has incurred any material liability with respect to any Plan under ERISA (including, without limitation, Title I or Title IV thereof, other than liability for premiums due to the Pension Benefit Guaranty Corporation which are current if applicable), the Internal Revenue Code or other applicable law for which the Company may be held liable, which has not been satisfied in full or been accrued on the balance sheet of the Company as of July 31, 1996 pending full satisfaction, and no event has occurred, and there exists no condition or set of circumstances, which could result in the imposition of any material liability on the Company not set forth in or reserved in the Company's unaudited balance sheet at July 31, 1996 under ERISA, the Internal Revenue Code or other applicable law with respect to any Plan.

                           (vii) With respect to each Plan subject to Section 412 of the Internal Revenue Code that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, and, except as set forth on Schedule 3.01(r), as of the Effective Time there will be no liability of the Company under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                           (viii) None of the ERISA Affiliates has made any contribution to any Plan that may be subject to any excise tax under
         Section 4972 of the Internal Revenue Code for which the Company may be held liable.

                  (s) Environmental Matters. The Company is in compliance in all material respects with all Federal, state or local statutes, ordinances, orders, judgments, rulings or regulations relating to environmental pollution or to environmental regulation or control. Except as set forth on Schedule 3.01(s) hereto, neither the Company nor any of its respective officers, employees, representatives or agents has treated, stored, processed, discharged, spilled or otherwise disposed of any substance defined as hazardous or toxic by any applicable Federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by the Company, in material violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in any material liability to the Company, taken as a whole. Except as set forth on Schedule 3.01(s), no employee of the Company or other person has ever made a claim or demand against the Company based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof. Except as set forth on Schedule 3.01(s), the Company has not been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water. Except as set forth on Schedule 3.01(s), to the best knowledge of Holdings and the Company, the Fee or Leased Properties and the Business are not subject to any pending or threatened administrative or judicial proceeding under any environmental law and there are no facts or circumstances known to the Company which are reasonably likely to give rise to any proceeding. Except as set forth on Schedule 3.01(s), to the best knowledge of Holdings and the Company, there are no inactive, closed, or abandoned storage or disposal areas or facilities or underground storage tanks on the Fee or Leased Properties.

                  (t) Personal Property. The Company has provided Parent lists of (i) all of the tangible personal property used by the Company in its business having an original acquisition cost of $50,000 or more, and (ii) all leases of personal property binding upon the Company having an annual rental in excess of $25,000. All of such tangible personal property is presently utilized by the Company in the ordinary course of its business and is in good repair, ordinary wear and tear excepted.

                  (u) Contracts. Schedule 3.01(u) lists all contracts and arrangements of the following types to which the Company is a party or by which it is bound and which are material to the conduct of the Business or to the financial condition or results of operations of the Company, taken as a whole, including without limitation the following:

                           (i) any contract or arrangement with a sales representative, distributor, dealer, broker, sales agency, advertising agency or other person engaged in sales, distribution or promotional activities, or any contract to act as one of the foregoing on behalf of any person, which is not terminable by the Company on 30 or fewer days notice;

                           (ii) any contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $100,000;

                           (iii) any contract or arrangement pursuant to which the Company has made or will make loans or advances, or has or will have incurred indebtedness for borrowed money or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business) in excess of $50,000;

                           (iv) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other contract or arrangement relating to the borrowing of funds, an extension of credit or financing;

                           (v) any contract or arrangement involving a partnership, a limited liability company, a joint venture or other cooperative undertaking requiring a sharing of assets or technology of the Company;

                           (vi) any contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company;

                           (vii) any power of attorney or agency agreement or arrangement with any person pursuant to which such person is granted the authority to act for or on behalf of the Company, or the Company is granted the authority to act for or on behalf of any person;

                           (viii) any contract not fully performed and relating to any acquisition or disposition of the Company or any predecessor in interest of the Company, or any acquisition or disposition of any subsidiary, division, line of business, or real property of the Company;

                           (ix) any contract or arrangement with a customer or financial institution;

                           (x) all such contracts and arrangements between the Company and Holdings or its affiliates that are material to the operations of the Company; and

                           (xi) any contract not specified above which the cancellation, breach, or nonperformance of would constitute a Company Material Adverse Effect.

The Company has delivered to Parent complete and accurate copies of the contracts and agreements set forth on Schedule 3.01(u), and each such contract or agreement is a valid and subsisting agreement, without any material default of the Company thereunder and, to Holdings' and the Company's knowledge, without any material default thereunder of the other party thereto. Except as set forth on Schedule 3.01(u), the Company has not received notice of any cancellation or termination of, or of any threat to cancel or terminate, any of such contracts or agreements required to be listed on Schedule 3.01(u) where such cancellation or termination would have a Company Material Adverse Effect.

                  (v)      Insurance.

                            (i) All policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for the Company for events or occurrences arising or taking place in the case of occurrence type insurance, and for claims made and/or suits commenced in the case of claims-made type insurance, between the Effective Date of this Agreement and the Effective Time, are listed on
         Schedule 3.01(v) hereto, and, except as set forth on Schedule 3.01(v), all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are in full force and effect, and, except as set forth on Schedule 3.01(v), provide insurance in such amounts and against such risks as Holdings and the Company believe are customary for companies engaged in similar businesses to protect the employees, properties, assets, businesses and operations of the Company. All such policies will remain in full force and effect and will not be adversely modified or affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby, except by reason of an insurer's assessment of Parent or the conduct of the Business after the Effective Time.

                           (ii) The Company has provided Parent information concerning all claims, which (including related claims which in the aggregate) exceed $50,000 and which have been made by the Company in the last two years under any workers' compensation, general liability, property, directors' and officers' liability or other insurance policy applicable to the Company or any of its properties. Except as set forth in written materials provided by the Company to Parent, there are no pending or threatened claims under any insurance policy, the outcome of which would have a Company Material Adverse Effect.

                  (w) Pending Transactions. Except for this Agreement and the transactions contemplated hereby, the Company is not a party to or bound by any agreement, negotiation, discussion, commitment or undertaking with respect to a merger or consolidation with, or an acquisition of all or substantially all of the property and assets of, any other corporation or person or the sale, lease or exchange of all or substantially all of its properties and assets to any other person.

                  (x) Claims Against Officers and Directors. Except as set forth on Schedule 3.01(x), to the knowledge of Holdings and the Company, there are no pending or threatened claims against any director, officer, employee or agent of the Company which could give rise to any claim for indemnification against the Company.

                  (y) Customers, Suppliers, Etc. The Company has provided Parent information concerning the 15 largest customers of the Company in terms of revenue to the Company ("Major Customers") and the 10 largest suppliers in terms of charges to the Company ("Major Suppliers") during the fiscal year ended July 31, 1996. Except to the extent set forth in Schedule 3.01(y), between July 31, 1996 and the Effective Date of this Agreement: (i) there has not been any material dispute between the Company and any Major Customer or Major Supplier;
(ii) the Company did not receive notice from any Major Customer stating that such Major Customer intends to reduce its purchases from the Company; or (iii) the Company did not receive notice from any Major Supplier stating that such Major Supplier intends to reduce its sale of goods or services to the Company.

                  (z) Improper and Other Payments. Except as set forth on
Schedule 3.01(z), neither the Company nor, to the knowledge of Holdings and the Company, any director, officer, employee, agent or representative of the Company, nor any person acting on behalf of any of them, has (i) made, paid or received any bribes, kickbacks or other similar payments to or from any person, whether lawful or unlawful, (ii) made any unlawful contributions, directly or indirectly, to a domestic or foreign political party or candidate, or (iii) made any improper foreign payment (as defined in the Foreign Corrupt Practices Act).

                  (aa) Brokers. Except as set forth on Schedule 3.01(aa), the Company has not used any broker or finder in connection with the transactions contemplated hereby, and the Company has not nor will have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by the Company or the sole stockholder of the Company in connection with any of the transactions contemplated by this Agreement.

                  (bb) Accounts Receivable and Advances. Except as disclosed on
Schedule 3.01(bb), (i) each account receivable of the Company (collectively, the "Accounts Receivable") represents a sale made in the ordinary course of business other than to affiliates and which arose pursuant to an enforceable written contract for a bona fide sale of goods or for services performed, and the Company has performed all of its obligations to produce the goods or perform the services to which such Accounts Receivable relates, and (ii) no Account Receivable is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof, in an amount individually or in the aggregate that would have a Company Material Adverse Effect.

                  (cc) OCC Examination. The Office of the Comptroller of the Currency ("OCC") has not notified the Company of, nor imposed upon the Company, any order, judgment, decree, injunction, stipulation, liability, obligation, violation, fine, penalty, or burden that has material and adverse financial consequences on the Company or its Business.

                  (dd) Accuracy of Statements. Neither this Agreement, the Holdings/Company Disclosure Letter, nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company to Parent in connection with this Agreement, when read together, or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         SECTION 3.02 Representations and Warranties of Holdings. Except as set forth in the Holdings/Company Disclosure Letter, Holdings represents and warrants to Parent and Acquisition as follows:

                  (a) Organization and Qualification. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Ownership. Holdings owns beneficially and of record 100% of the Company Common Stock, free and clear of any liens, claims, charges, restrictions, rights of others, security interests, prior assignments or other encumbrances.

                  (c) Authority Relative to Agreement. Holdings has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby have been duly authorized by Holdings' Board of Directors and no other corporate approvals or proceedings on the part of Holdings are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holdings and constitutes the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by public policy on the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities. No approval of the holders of any class or series of Holdings' capital stock is necessary to approve this Agreement, the Merger and the transactions contemplated hereby and thereby.

                  (d) Non-Contravention. The execution and delivery of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Holdings or (ii) except as set forth on Schedule 3.02(d) hereof, result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company's Business as conducted by the Company or the Company's properties, or
(iii) result in the creation or imposition of any Claim in favor of any third person or entity upon any of the assets of the

Company or the Company's Business, other than any such violation, conflict, default, loss, termination or acceleration that would not have a Company Material Adverse Effect.

                  (e) Consents. Except as set forth on Schedule 3.02(e), no consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Holdings or any of its subsidiaries in connection with the execution and delivery of this Agreement by Holdings or the consummation by Holdings of the transactions contemplated hereby, except for (i) compliance by Holdings with the HSR Act, (ii) filing with the SEC of such reports, schedules, and information under Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required to be filed by Holdings in connection with this Agreement, the Merger, and other transactions contemplated hereby, (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL, and (iv) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not materially adversely affect the ability of Holdings to consummate the transactions contemplated hereby and thereby.

                  (f) Certain Information. Provided that Parent allows Holdings and the Company to modify any information regarding Holdings or the Company contained therein, none of the information supplied by Holdings for inclusion in the Registration Statement or the Proxy Statement/Prospectus will, at the respective times such documents or any amendments or supplements thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by Holdings with respect to information supplied by Parent which relates to the Parent or any affiliate or associate of Parent for inclusion in the Registration Statement or the Proxy Statement/Prospectus. Provided that Parent allows Holdings and the Company to modify any information regarding Holdings or the Company contained therein, none of the information relating to Holdings and its subsidiaries included in the Registration Statement or the Proxy Statement/Prospectus that has been supplied by Holdings or its subsidiaries will, at the time the Proxy Statement/Prospectus is distributed to the Company's and/or Parent's stockholders, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (g) Brokers. Except as set forth on Schedule 3.02(h), neither Holdings nor any of its subsidiaries has used any broker or finder in connection with the transactions contemplated hereby, and neither Holdings nor any of its subsidiaries has or shall have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by Holdings, any of its subsidiaries, or the stockholders of Holdings in connection with any of the transactions contemplated by this Agreement.

                  (h) Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Holdings to Parent in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         SECTION 3.03 Representations and Warranties of Parent. Except as set forth in the Parent Disclosure Letter dated of even date herewith, Parent represents and warrants to Holdings and the Company as follows:

                  (a) Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Parent Material Adverse Effect (as hereinafter defined). As used in this Agreement, the term "Parent Material Adverse Effect" shall mean a material adverse effect on the properties, assets, financial condition, operating results or business of Parent, taken as a whole; provided, however, that the term "Parent Material Adverse Effect" shall not include any such material adverse effect arising or resulting, directly or indirectly, from industry conditions or the public announcement of, or the response or reaction of customers, vendors, licensors, investors, Parent employees or others to, this Agreement, the Merger, or any of the agreements or transactions contemplated by this Agreement or entered into in connection with this Agreement or the Merger.

                  (b) Subsidiaries. Schedule 3.03(b) includes a complete and accurate list of each subsidiary of the Parent, indicating the jurisdiction of incorporation and the nature and level of ownership in such subsidiary by the Parent, any subsidiary of the Parent and any other person. Complete and correct copies of the certificate of incorporation and by-laws of the Parent and of each subsidiary of the Parent have previously been delivered to the Company. Except as set forth on Schedule 3.03(b) hereto, neither the Parent nor any of its subsidiaries owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other noncorporate business enterprise. Each subsidiary of the Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Each subsidiary of the Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Parent Material Adverse Effect. All the outstanding shares of capital stock of the Parent's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Schedule 3.03(b), are owned by the Parent or by a wholly owned subsidiary of the Parent free and clear of any Claims, and there are no proxies or voting or transfer agreements or understandings outstanding with respect to any such shares. Without limiting the foregoing representations and warranties, Parent owns beneficially of record all of the issued and outstanding shares of the capital stock of Acquisition free and clear of all Claims.

                  For purposes of this Agreement, the term "subsidiary," when used with respect to the Parent, shall mean any corporation or other business entity a majority of whose outstanding equity securities is at the time owned, directly or indirectly, by the Parent and/or one or more other subsidiaries of the Parent.

            (c) Capitalization. The authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock and 15,000,000 shares of Parent Preferred Stock, and, as of August 31, 1996, 41,669,035 shares of Parent Common Stock were issued and outstanding, all of which were duly authorized and validly issued and are fully paid and nonassessable, and no shares of Parent Preferred Stock were issued and outstanding. As of August 31, 1996, Parent had outstanding options to purchase up to a total of 3,387,803 shares of Parent Common Stock. Except as provided in the immediately preceding sentence or in Schedule 3.03(c) hereto, Parent has, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Parent that is authorized or outstanding and there is not any commitment of Parent to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as disclosed in Schedule 3.03, Parent does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

            (d) Authority Relative to Agreements. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent, and except for approval by the stockholders of Parent, no other corporate approvals or proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by public policy on the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities. The Parent's Board of Directors has by the requisite vote of its Board of Directors present
(i) determined that this Agreement and the Merger is advisable and fair and in the best interests of the Parent and its stockholders, and (ii) resolved to recommend the approval of this Agreement and the Merger by the Parent's stockholders and directed that the Merger be submitted for consideration by such stockholders. The affirmative vote of the holders of a majority of the outstanding Parent Common Stock is the only vote of the holders of any class or series of the Parent's capital stock necessary to approve this Agreement, the Merger, and the transactions contemplated hereby and thereby.

            (e) Non-Contravention. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Parent, (ii) result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any material mortgage, indenture, lease, agreement or other instrument to which Parent is a party or by which its assets are bound, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties, or (iii) result in the creation or imposition of any Claim in favor of any third person or entity upon any of the assets of Parent or any of its subsidiaries, other than any such violation, conflict, default, loss, termination or acceleration that would not have a Parent Material Adverse Effect or adversely affect the ability of Parent to consummate the Merger or any other transaction contemplated hereby.

            (f) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (i) compliance by Parent with the HSR Act, (ii) filings pursuant to the Securities Act as contemplated by Section 4.02 hereof, (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL, (iv) any licenses, permits, franchises or other governmental authorizations pertaining to the Business that are required as a result of the consummation of the transactions contemplated hereby, (v) the consents described in Schedule 3.03(f), and (vi) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not have a Parent Material Adverse Effect or materially adversely affect the ability of Parent to consummate the transactions contemplated hereby or to conduct the Business after the Effective Time.

            (g) SEC Filings. Parent has filed all forms, reports and documents required to be filed with the SEC since September 28, 1995, and Parent has made available to the Company, as filed with the SEC, complete and accurate copies of all reports, statements and registration statements (including Current Reports on Form 8-K) filed by Parent with the SEC since September 28, 1995, in each case including all amendments and supplements (collectively, the "Parent SEC Filings"). The Parent SEC Filings (including, without limitation, any financial statements or schedules included therein) (i) were prepared in compliance with the requirements of the Securities Act or Exchange Act, as the case may be, and
(ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The financial statements of Parent included in the Parent SEC Filings have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and consistent with prior periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods then ended. Since June 30, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Parent or any of its subsidiaries. Except for liabilities or obligations that are accrued or reserved against in Parent's financial statements included in the Parent SEC Reports neither of Parent or its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that would be required by GAAP to be reflected on a consolidated balance sheet, or the notes thereto, or which would have a Parent Material Adverse Affect.

            (h) Absence of Certain Changes or Events. Except as set forth in the Parent SEC Filings made through the date hereof, (i) Parent has not conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any of the actions set forth in Section
4.02 hereof and (ii) there has not been any fact, event, circumstance or change affecting or relating to Parent or its subsidiaries that has caused or is reasonably likely to cause a Material Adverse Change in Parent's financial condition, properties, assets, liabilities, business, operations, or results of operations. As used with reference Parent, the term "Material Adverse Change" refers to a material adverse change other than a change arising or resulting, directly or indirectly, from industry conditions or the public announcement of, or the response or reaction of customers, vendors, licensors, investors, Parent employees or others to, this Agreement, the Merger, or any of the agreements or transactions contemplated by this Agreement or entered into in connection with this Agreement of the Merger.

            (i) Certain Information. None of the information supplied by Parent or Acquisition for inclusion in the Registration Statement or the Proxy Statement/Prospectus (as defined in Section 4.02 hereof) will, at the respective times such documents or any amendments or supplements thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except no representation is made by Parent or Acquisition with respect to information supplied by the Company which relates to the Company or any affiliate or associate of the Company for inclusion in the Registration Statement or the Proxy Statement/Prospectus. None of the information relating to Parent included in the Registration Statement or the Proxy Statement/Prospectus that has been supplied by Parent will, at the time the Proxy Statement/Prospectus is distributed to the Company's and/or Parent's stockholders, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (j) Registration Rights. Except as set forth on Schedule 3.03(j) and except as otherwise provided for in this Agreement, Parent is not a party to any agreement obligating or requiring it to register under the Securities Act any Parent Common Stock or other security of Parent.

            (k) Brokers. Except as set forth on Schedule 3.03(k), neither Parent nor any of its subsidiaries has used any broker or finder in connection with the transactions contemplated hereby, and neither Parent nor any of its subsidiaries has or shall have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by Parent or any of its subsidiaries in connection with any of the transactions contemplated by this Agreement.

            (l) Title to Properties. Parent has good and valid title to the properties and assets reflected on the audited balance sheet of Parent as of June 30, 1996 other than nonmaterial properties and assets disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet, and all such properties and assets are free and clear of Claims, except (i) as described in the Parent SEC Filings, (ii) liens for current taxes not yet due, and (iii) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company (collectively, "Permitted Liens"). Such properties and assets constitute all of the assets necessary to conduct Parent's business substantially in the same manner as it has been conducted prior to the date hereof.

            (m) Intellectual Property Rights. The patents, trademarks and trade names, trademark and trade name registrations, service mark, brand mark and brand name registrations, copyrights, inventions, know-how, trade secrets, proprietary processes and information, software source and object code, the applications therefor and the licenses with respect thereto (collectively, "Intellectual Property Rights") currently owned by, or licensed to, Parent and its subsidiaries hereto constitute all material proprietary rights owned or held by Parent or its subsidiaries that are necessary to the conduct of Parent's business as currently conducted. Except as set forth in the Parent SEC Filings, Parent and its subsidiaries conduct their business without any known infringement or claim of infringement of any Intellectual Property Right of others; (ii) to the knowledge of Parent, no person is challenging, infringing, misappropriating or otherwise violating any such Intellectual Property Rights or claiming that the conduct by Parent of its business, infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third party; (iii) none of the Intellectual Property Rights currently used by Parent is the subject of any outstanding order, ruling, decree, judgment or stipulation specifically binding on Parent; (v) to the knowledge of Parent, none of the activities of any employee of Parent or its subsidiaries on behalf thereof violates any obligations of such employee to third parties, including, without limitation, confidentiality or noncompetition obligations under agreements with a former employer; (vi) Parent is not aware of any unauthorized use by a third party of any computer software programs or applications that Parent considers to be a trade secret belonging to the Company; (vii) Parent has taken and is taking reasonable precautions to protect all material trade secrets and other confidential information relating to its proprietary computer software programs and applications or included in the Intellectual Property Rights that are material to the conduct of its business; and (viii) the execution, delivery, and performance of this Agreement and the consummation of the Merger will not constitute a breach or default of any Intellectual Property Rights that are material to the conduct of Parent's business.

            (n) Environmental Matters. Parent and its subsidiaries are in compliance in all material respects with all Federal, state or local statutes, ordinances, orders, judgments, rulings or regulations relating to environmental pollution or to environmental regulation or control. Parent has not been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water. To the best knowledge of Parent no properties or facilities used by Parent or its subsidiaries are subject to any pending or threatened administrative or judicial proceeding under any environmental law and there are no facts or circumstances known to Parent which are reasonably likely to give rise to any proceeding. To the best knowledge of Parent, there are no inactive, closed, or abandoned storage or disposal areas or facilities or underground storage tanks on the properties or facilities used by Parent or its subsidiaries.

            (o) Insurance. All policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for Parent are in full force and effect, and provide insurance in such amounts and against such risks as Parent believes are customary for companies engaged in similar businesses to protect the employees, properties, assets, businesses and operations of Parent and its subsidiaries. All such policies will remain in full force and effect and will not be adversely modified or affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby, except by reason of an insurer's assessment of Parent or the conduct of the Business after the Effective Time.

            (p) Pending Transactions. Except for this Agreement and the transactions contemplated hereby, Parent is not a party to or bound by any agreement, negotiation, discussion, commitment or undertaking with respect to a merger or consolidation with, or an acquisition of all or substantially all of the property and assets of, any other corporation or person or the sale, lease or exchange of all or substantially all of its properties and assets to any other person.

            (q) Claims Against Officers and Directors. To the knowledge of Parent, there are no pending or threatened claims against any director, officer, employee or agent of the Company which could give rise to any claim for indemnification against the Company.

         SECTION 3.04 Representations and Warranties of Acquisition. Acquisition represents and warrants to Holdings and the Company as follows:

            (a) Organization and Qualification. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition, operating results or business of Acquisition.

            (b) Capitalization. The authorized capital stock of Acquisition consists of 3,000 shares of Common Stock, $.01 par value. As of the date hereof, 100 shares of Common Stock are issued and outstanding, all of which were duly authorized and validly issued and are fully paid and nonassessable, and all such shares are owned of record and beneficially by Parent free of all Claims, and no shares of Common Stock are held in the treasury of Acquisition. Acquisition has no commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from

Acquisition, any shares of its capital stock, and no securities or obligations evidencing any such rights are outstanding.

            (c) Authority Relative to Agreement. Acquisition has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquisition and by Parent as its sole stockholder, and no other corporate approvals or proceedings on the part of Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisition and constitutes the legal, valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by public policy on the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

            (d) Non-Contravention. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Acquisition or (ii) result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any material mortgage, indenture, lease, agreement, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition or its properties.

            (e) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Acquisition in connection with the execution and delivery of this Agreement by Acquisition or the consummation by Acquisition of the transactions contemplated hereby, except for (i) compliance by Acquisition with the HSR Act, (ii) the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL, and (iii) any licenses, permits, franchises or other governmental authorizations pertaining to the Business that are required as a result of the consummation of the transactions contemplated hereby.

            (f) Other Matters. Acquisition has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Acquisition has not conducted any business activities and does not have any material liabilities or obligations.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.01 Conduct of the Company's Business. The Company covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing and except as otherwise expressly contemplated by this Agreement or by any other contract or agreement that the Company may enter into with Parent and/or Holdings:

                  (a) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice and the Company shall use its best efforts to preserve intact its present business organization, keep available the services of its current officers and employees, maintain its assets (other than those permitted to be disposed of hereunder) in good repair and condition, maintain its books of account and records in the usual, regular and ordinary manner and preserve its goodwill and ongoing business;

                  (b) the Company shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber any property or assets (including Intellectual Property Rights) of the Company, except inventory and immaterial assets in the ordinary course of business consistent with past practice; (ii) amend or propose to amend its Certificate of Incorporation or By-Laws; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares (except for any dividends paid in the ordinary course to the Company); (iv) redeem, purchase, acquire or offer to acquire (or permit any of its subsidiaries to redeem, purchase, acquire or offer to acquire) any shares of its capital stock;
         (v) incorporate or otherwise form or create any subsidiary; (vi) materially change the Company's equipment or technology; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

                  (c) the Company shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any material amount of assets; (iii) incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business and consistent with past practices, or refinance any such indebtedness or issue or sell any debt securities; (iv) enter into or modify any material contract, lease, agreement or commitment, or permit or perform any act that would cause a material breach of any such contract, lease, agreement or commitment; (v) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims; (vi) discharge or satisfy any material claim or settle or compromise any material claim, action, suit or proceeding pending or threatened against the Company (or, if the Company may be liable or obligated to provide indemnification to its directors or officers), against the Company's directors or officers, before any court, governmental agency or arbitrator; (vii) make any loans, advances or capital contributions to or investments in, any other person, except as may be required under agreements in effect as of and identified on Schedule 3.01(u) hereto and upon prior notice to Parent; (viii) alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or ownership of the Company; (ix) violate or fail to perform, in any material respect, any obligation imposed upon the Company by any applicable laws, orders or decrees, ordinances, government rules or regulations or conciliation agreements; or (x) to the extent not described herein, take any action described in Section 3.01(h) hereof;

                  (d) the Company shall not grant any increase in the salary or other compensation of its directors, officers or employees, except reasonable salary increases for employees or executive officers of the Company, in the ordinary course of business consistent with past practice, or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any employee of the Company;

                  (e) the Company shall not take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or to increase the benefits payable under its severance or termination pay practices;

                  (f) the Company shall not adopt or amend, in any material respect, any plan for the benefit or welfare of any directors, officers or employees of the Company, except as contemplated hereby or as may be required by applicable law or regulation;

                  (g) the Company shall use its best efforts, to the extent not prohibited by the foregoing provisions of this Section 4.01, to maintain its relationships with its suppliers and customers, clients, and others having business dealings with it, and if and as requested by Parent or Acquisition, (i) the Company shall use its best efforts to make reasonable arrangements for representatives of Parent or Acquisition to meet with customers and suppliers of the Company, and
         (ii) the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of Parent or Acquisition with employees of the Company for purposes of dealing with the transition issues related to the Merger;

                  (h) the Company shall provide to Parent a draft of any Federal income Tax return pertaining only to the Company or material state, local or foreign Tax return (other than state or local sales and use taxes) pertaining only to the Company required to be filed on behalf of the Company between the Effective Date of this Agreement and the Effective Time at least 15 days prior to the date on which such return is due; and

                  (i) the Company shall respond to inquiries of and shall consult with Parent as to the management, Business, and affairs of the Company; provided, however, that the final decisions as to the conduct of the management, Business, and affairs of the Company shall remain with the Company.

         SECTION 4.02  Registration Statement; Stockholder Approval; Etc.

                  (a) Parent, Holdings, and the Company shall, in consultation with each other, prepare a joint proxy statement pertaining to the Merger and containing the recommendation of the Board of Directors of each of Parent and the Company to approve and adopt this Agreement and the

Merger as promptly as reasonably practicable after the date hereof. The Company's proxy or information statement shall also constitute the prospectus included in the Registration Statement to be filed by Parent pursuant to Section 4.02(b) hereof (the "Proxy Statement/Prospectus"). Parent, Holdings, and the Company shall cooperate fully with each other in the preparation of the Proxy Statement/Prospectus and any amendments and supplements thereto, and Parent, Holdings, and the Company will provide any audited and unaudited financial statements that may be required by the applicable rules of the Securities and Exchange Commission or otherwise to be included in the Proxy Statement/Prospectus. The Proxy Statement/Prospectus shall not be distributed, and no amendment or supplement thereto shall be made by Parent, Holdings, or the Company, without the prior consent of any other party and its counsel. Each of Parent and the Company shall cause a definitive Proxy Statement/Prospectus to be distributed to its stockholders entitled to vote upon the Merger promptly following the effective date of the Registration Statement.

                  (b) (i) As promptly as reasonably practicable after the date hereof, Parent shall prepare and file with the SEC under the Exchange Act and the Securities Act, a Registration Statement on Form S-4 (the "Registration Statement") with respect to the approval of the Merger and the issuance of the shares of Parent Common Stock to be issued in the Merger, and shall use its best efforts to have the Proxy Statement and Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of shares of Parent Common Stock in the Merger.

                      (ii) As soon as reasonably practicable after the effective date of the Registration Statement, Parent shall take all action necessary, subject to and in accordance with the Delaware GCL and its Certificate of Incorporation and By-Laws, to obtain the requisite approval and adoption of this Agreement and the Merger by the Parent's stockholders at a duly called meeting pursuant to the Delaware GCL and shall take such other actions as may be required by applicable law and the applicable rules of the Nasdaq NM. The Board of Directors of the Parent has determined that the Merger is advisable and in the best interests of the stockholders of the Parent and shall recommend that Parent's stockholders vote to approve and adopt this Agreement and the Merger and any other matters to be submitted to Parent's stockholders in connection therewith.

                      (iii) Holdings and the Company shall cooperate fully with Parent in the preparation of the Proxy Statement/Prospectus and the Registration Statement and any amendments and supplements thereto and shall furnish Parent with all information and shall take such other action as Parent may reasonably request in connection therewith. Holdings and the Company shall provide Parent with all pro forma financial information required by Regulation S-X to be included in the Registration Statement or in any other filing that is required to be made by Parent pursuant to the Securities Act or the Exchange Act in connection with the Merger. All such pro forma financial information shall be prepared in accordance with Regulation S-X and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) As soon as reasonably practicable after the effective date of the Registration Statement, the Company and Parent shall take all action necessary, subject to and in accordance with the Delaware GCL and its Certificate of Incorporation and By-Laws, to obtain the requisite approval and adoption of this Agreement and the Merger by their respective stockholders at a duly called meeting or by written consents pursuant to Section 228 of the Delaware GCL and shall take such other actions as may be required by applicable law. The Board of Directors of the Company and Parent have each determined that the Merger is advisable and in the best interests of their respective stockholders and shall recommend that their respective stockholders vote to approve and adopt this Agreement and the Merger and any other matters to be submitted to such stockholders in connection therewith.

                  (d) Parent shall notify Holdings and the Company of the receipt of any comments of the SEC with respect to (and of any requests by the SEC for amendments or supplements to) the Proxy Statement/Prospectus or the Registration Statement, or for additional information within 24 hours after receipt thereof from the SEC, and shall promptly supply Holdings and the Company with copies of all correspondence between Parent (or its representatives) and the SEC (or its staff) with respect thereto within 24 hours after receipt thereof from the SEC. If, at any time prior to the approval of the Merger by Parent's or the Company's stockholders, any event should occur relating to or affecting Holdings, the Company, Parent or Acquisition, or to their respective officers or directors, which event should be described in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, the parties shall promptly inform one another and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities laws, distributing to Parent's or the Company's stockholders, such amendment or supplement.

                  (e) Parent shall cause the Parent Common Stock to be issued in the Merger, to be listed on the Nasdaq NM, subject to official notice of issuance.

         SECTION 4.03 Access to Information.

                  (a) Each of Parent, Holdings, and the Company shall, and shall cause its respective subsidiaries, officers, directors, employees, representatives, advisors and agents to, afford, from the date hereof to the Effective Time, the officers, employees, representatives, advisors and agents of the other party complete access at all reasonable times to its officers, employees, agents, properties, books, records and workpapers, and shall furnish each other party all financial, operating and other information and data as Parent, Holdings, or Company, through its officers, employees or agents, may reasonably request and shall promptly furnish to the other monthly operating and financial reports in such form as Parent, Holdings, or the Company shall reasonably request. For each calendar month that ends between August 1, 1996 through the Closing Date, the Company will within thirty days after the end of such month prepare and deliver to Parent unaudited monthly balance sheets and statements of operations for the Company, that shall fairly present the financial condition and the results of operations of the Company in all material respects.

                  (b) The Company, at least three business days prior to the Effective Time, shall deliver to Parent a list setting forth the names and locations of each bank or other financial institution at which the Company has an account (giving the account numbers) or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and the names of all persons, if any, now holding powers of attorney or comparable delegation of authority from the Company and a summary statement thereof.

                  (c) Each of Parent, Holdings, and the Company shall, and shall cause its respective officers, directors, employees, representatives, advisors and agents to, afford the officers, employees, representatives, advisors and agents of the other party with access to such information concerning Parent or the Company as may be necessary for each party to ascertain the accuracy and completeness of the information supplied by Parent, Holdings, or the Company for inclusion in any pre-merger notification report filed under the HSR Act (and any additional information or documentary material supplied in response to any request pursuant to Section 7A(e) of the HSR Act and the regulations thereunder) or in the Proxy Statement/Prospectus.

                  (d) If this Agreement is terminated, each of the parties hereto shall, and shall cause its officers, employees, representatives, advisors and agents to, destroy or return to the other party all confidential documents, work papers and other materials, and all copies thereof, obtained by it or on its behalf from such other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution and delivery hereof.

                  (e) Each of the parties hereto and its officers and employees shall not disclose or use any information so obtained, except as required by applicable law or legal process or by any applicable rules or regulations of a national securities exchange or the NASD upon the advice of counsel, without the prior written consent of the other party; provided that any such information may be disclosed to a party's financial advisors, accountants, counsel and other representatives, as may be appropriate or required in connection with the transactions contemplated hereby, but only if such persons shall be specifically informed by such party of the confidential nature of such information and agree to comply with the restrictions contained herein. The agreements contained in this Section 4.03(e) do not apply to information that (i) is or becomes generally available to the public other than as a result of a disclosure by a receiving party or its representatives, (ii) can be demonstrated to have been known to the receiving party on a non-confidential basis prior to its receipt,
(iii) becomes available to a party on a non-confidential basis from a source not bound by any duty of confidentiality to the other party or (iv) is independently developed by a receiving party without reference to any confidential information.

                  If any party or any of its respective representatives becomes required by law (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, or similar process) or otherwise become required to disclose any confidential information or material the recipient party will provide the disclosing party with prompt prior written notice of such requirement so that the disclosing party may seek a protective order or other remedy, or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained, or if the disclosing party is required to waive compliance with the provisions hereof, the recipient party will furnish only that portion of the confidential information or material which it is advised by written opinion of counsel is legally required and exercise all reasonable efforts to obtain assurance that confidential treatment, if available, will be accorded such confidential information or material.

                  (f) No investigation pursuant to this Section 4.03 shall affect, add to, or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

         SECTION 4.04 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and all other transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to cause the conditions to Closing set forth in
Article V hereof to be promptly fulfilled; provided, that the foregoing shall not require Parent to agree to make, or to require or permit the Company to make, or require Holdings to make any divestiture of a significant asset in order to obtain any waiver, consent or approval.

         SECTION 4.05 Inquiries and Negotiations. Neither Holdings, the Company nor any of their subsidiaries, nor any of their respective affiliates, directors, officers, employees, representatives, advisors or agents, shall, directly or indirectly, encourage, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, subject to the fiduciary obligations of the Board of Directors of the Company and the Board of Directors of Holdings under applicable law as advised by counsel, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than Parent and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other equity securities, recapitalization, debt restructuring or similar transaction involving the Company, or any division of the Company (such transactions being hereinafter referred to as "Alternative Transactions"). Holdings and the Company shall immediately notify Parent if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alternative Transaction, and shall, in any such notice to Parent, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Parent informed of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party. Nothing herein shall prevent Holdings from participating in any merger or other business combination that does not involve the transfer of the Company Common Stock or the Company's assets; provided, however, that any third party acquiror of Holdings expressly consents to abide by the terms, conditions, and obligations of this Agreement.

         SECTION 4.06 Notification of Certain Matters. Holdings and the Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to Holdings and the Company, of (i) the occurrence, or failure to occur, of any event that such party believes would cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any failure of Holdings, the Company, Parent or Acquisition, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

         SECTION 4.07 Compliance with the Securities Act. Prior to the Effective Time, the Company shall deliver to Parent a list identifying all persons who might, in its opinion, be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "Affiliates"). The Company shall use its best efforts to cause each person who is identified as an Affiliate to deliver to Parent on or prior to the Effective Time a written agreement, in such form as may be agreed to by the parties, that he will not offer to sell, sell or otherwise dispose of any of the shares of Parent Common Stock issued to him in connection with the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or pursuant to an exemption from the registration requirements of the Securities Act. Parent shall be entitled to place appropriate legends on the certificates evidencing the Parent Common Stock to be received by Affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for Parent Common Stock, to the effect that the shares received or to be received by such Affiliate pursuant to this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 or pursuant to an exemption from registration provided under the Securities Act. The foregoing restrictions on the transferability of Parent Common Stock shall apply to all purported sales, transfers and other conveyances of the shares received or to be received by such Affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares, whether or not such Affiliate has exchanged the certificates previously evidencing shares of the Company's capital stock, into which such shares were converted.

         SECTION 4.08 Conduct of Parent's Business. Parent covenants and agrees that, prior to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

                  (a) the business of Parent and its subsidiaries shall be conducted only in the ordinary course of business consistent with past practice;

                  (b) Parent shall not (i) amend its Certificate of Incorporation (other than to increase the number of authorized shares of capital stock of Parent) or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

                  (c) Parent shall not authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights to acquire or convert into any shares of, its capital stock, except for (i) the issuance of options or rights pursuant to existing employee benefit plans or arrangements in a manner and in amounts consistent with past practice, (ii) the issuance of shares of Parent Common Stock upon the exercise of options or other rights to purchase Parent Common Stock outstanding on the Effective Date of this Agreement or upon the exercise of options or other rights described in the immediately preceding clause (i), (iii) the issuance of Parent Common Stock pursuant to the agreements set forth on Schedule 3.03(c), and (iv) the issuance of up to an additional 5,000,000 shares (as may be adjusted from time to time for stock splits or stock dividends) of Parent Common

Stock, or options or rights to purchase such shares of stock, for any other corporate purpose, including acquisitions; and

                  (d) neither Parent nor Acquisition shall take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

         SECTION 4.09 Employment and Severance Liabilities. Holdings covenants and agrees that it will retain any and all employment and severance liabilities and obligations for the employees and former employees of the Company specifically listed on Schedule 4.09 hereof.

         SECTION 4.10 Contractual Obligations. Holdings covenants and agrees that it will honor and comply in all material respects with any and all obligations and/or liabilities that it is contractually bound to, or otherwise obligated for under the contracts, agreements, and arrangements listed on
Schedule 4.10 hereof insofar as they involve the Business of the Company.

         SECTION 4.11 Indemnity. Parent agrees to defend, indemnify and hold Holdings harmless from and against, any and all suits, claims, demands, actions, causes of action, loss, damages, liabilities, cost and expense (including but not limited to reasonably attorneys' fees and court costs and costs of other professionals) arising in any manner out of any failure of Parent or the Company after the Effective Time, to comply with or perform any contractual or other obligation to which the Company is now, or hereafter becomes, bound or obligated.

         SECTION 4.12 Agreements Executed. Concurrently with their execution of this Agreement, the applicable parties hereto shall execute and deliver to each other: (a) that certain Services and License Agreement by and among Parent, Holdings and the Company, a copy of which is attached hereto as Exhibit B and incorporated herein by reference (the "Services and License Agreement"); (b) an Assignment and License Agreement by and between Holdings and the Company which is attached hereto as Exhibit C and incorporated herein by reference; (c) a Stock Restriction Agreement, which is attached hereto as Exhibit D and incorporated herein by reference.

         SECTION 4.13 Stockholder Agreements and Proxies. Peter J. Kight and Mark A. Johnson shall, concurrently with the execution of this Agreement by Holdings and the Company, each have executed and delivered to Holdings (i) a Stockholder Agreement and (ii) an Irrevocable Proxy, copies of which are attached hereto as Exhibit E and incorporated herein by reference. Parent shall use its best efforts to cause Tribune Company to also execute and deliver such a Stockholder Agreement and Irrevocable Proxy as soon as practicable.

         SECTION 4.14 Revenue Make-Up.

                  (a) As soon as reasonably practicable after July 31, 1997, Parent shall deliver to Holdings the Company's unaudited statement of operations for the twelve-month period beginning on August 1, 1996 and ending on July 31, 1997 (such twelve-month period being hereinafter called the "Revenue Period"), prepared by Parent's auditors in accordance with generally accepted accounting principles consistently applied and consistent with the Company's revenue recognition policies for its fiscal year ended July 31, 1996 (such unaudited statement of operations is hereinafter called the "Revenue Statement"). As used herein, the term "Gross Revenues" means the Company's total gross revenues derived during the Revenue Period determined in accordance with generally accepted accounting principles consistently applied and consistent with the Company's revenue recognition policies for its fiscal year ended July 31, 1996. The Company and Parent shall maintain complete and accurate books and records relating to the determination of Gross Revenues.

                  (b) If the Company's Gross Revenues are less than Forty-Six Million Dollars ($46,000,000), then, provided that (i) Parent and the Company have, at all times after the Effective Time, used their respective good faith efforts to maximize the Gross Revenues of the Company during the Revenue Period;
(ii) the Company has not discontinued or disposed of any material portion of its business or assets (as such exist immediately prior to the Effective Time);
(iii) Parent has fully and timely paid to Holdings all fees required to be paid to Holdings under Section 8.1.5 of the Services and License Agreement; and (iv) Holdings has received from the Company the Revenue Statement stating that the Company's Gross Revenues for the Revenue Period are less than Forty-Six Million Dollars ($46,000,000), Holdings shall, within sixty-five (65) days after its receipt of the Revenue Statement, pay to Parent, in cash, a sum equal to Forty-Six Million Dollars ($46,000,000) minus the amount of the Gross Revenues (the "Revenue Make-Up Payment"), subject to the provisions of paragraph (c) below.

                  (c) Within thirty (30) days after it receives the Revenue Statement, Holdings may request an audit of the Company's and Parent's records pertaining to the determination of the Gross Revenues by Holdings' auditors (the "Audit") by giving the Company and Parent written notice (the "Audit Notice"). Upon timely submission of the Audit Notice, Holdings' auditor may perform the Audit during business hours and the Company and Parent shall cooperate in good faith in facilitating such Audit and promptly making available all records necessary to enable Holdings' Auditor to perform the Audit. The Audit shall be completed within sixty (60) days after Holdings receives the Revenue Statement (subject to potential extension due to failure by the Company or Parent to cooperate and provide records as required above). If the Audit reveals that the Gross Revenues are higher than indicated in the Revenue Statement, then the amount of the Revenue Make-Up Payment shall be reduced to the sum equal to Forty-Six Million Dollars ($46,000,000) minus the Gross Revenues as determined by the Audit.

         SECTION 4.15 Board Visitation Rights. So long as Holdings holds no less than ten percent (10%) of the outstanding shares of the Parent Common Stock, Parent will permit one (1) representative of Holdings (the "Designee") to attend all meetings of Parent's Board of Directors in a non-voting observer capacity. Parent will also timely provide such Designee with copies of all notices, minutes and other materials that it provides to its directors with respect to such meetings. Holdings may change its Designee from time to time with the prior written consent of Parent, which will not unreasonably be withheld. Holdings' initial designee will be Eric C. W. Dunn. Nothing contained herein shall require Parent to permit the Designee to have access to information, including Board minutes, or to attend or to participate in meetings of the Board of Directors which, in the reasonable judgment of Parent's Board of Directors, pertains to matters with respect to which Holdings' interests may conflict with those of Parent prior to public disclosure by Parent of such matters or which the Parent's Board of Directors deems the presence of such Designee would unduly prohibit the full discussion of any matter before Parent's Board of Directors. In addition, the Designee would be required to first sign a reasonable nondisclosure and confidentiality agreement as appropriate for a public company and which would impose on the Designee the same confidentiality obligations he would have if he were in fact a member of Parent's Board of Directors.

         SECTION 4.16 Reimbursement for Certain Charges and Costs.

                  (a) Holdings covenants and agrees that it will reimburse Parent for any charges, costs, or penalties associated with, or arising out of matters listed on Schedule 4.16.

                  (b) Reimbursements made pursuant to this Section 4.16 shall be paid in cash and shall be in addition to, not in lieu of, and not set off against any right of payment, by indemnification or otherwise, or Merger Consideration Adjustment, required by any other provision of this Agreement.

                  (c) Prior to any obligation on Holdings to reimburse Parent, Parent must give notice of such right to reimbursement within six (6) months after the Effective Time (except for Item G on Schedule 4.16 which shall be within eighteen (18) months after the Effective Date of this Agreement) and shall provide Holdings with reasonable documentation of Parent's reimbursement claim.

         SECTION 4.17 Debt. Holdings covenants and agrees that, at Closing, the Company will have no debt and will have $3,000,000 in cash.

                                    ARTICLE V

                            CONDITIONS TO THE MERGER

         SECTION 5.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) this Agreement and the Merger shall have been approved and adopted by the requisite vote of (i) the sole stockholder of the Company and
(ii) the stockholders of Parent;

                  (b) the expiration or earlier termination of any waiting period under the HSR Act shall have occurred;

                  (c) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prevent the consummation of the Merger as contemplated hereby;

                  (d) the Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect at the Effective Time;

                  (e) the execution and delivery by Parent and Holdings of an escrow agreement (the "Escrow Agreement"), a copy of which is attached hereto as Exhibit F and incorporated herein by reference; and

                  (f) the execution and delivery by Parent and Holdings of a Registration Rights Agreement, which is attached hereto as Exhibit G and incorporated herein by reference.

         SECTION 5.02 Conditions to the Obligation of Holdings and the Company to Effect the Merger. The obligation of Holdings and the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Parent and Acquisition shall have performed and complied in all material respects with all their obligations, covenants, and agreements required to be performed and complied with by them under this Agreement at or prior to the Effective Time;

                  (b) the representations and warranties made by Parent and/or Acquisition in Sections 3.03 and 3.04 hereof (as qualified by the schedules hereto and the Parent Disclosure Letter), shall not, as of the Effective Date of this Agreement, have been incorrect, untrue or false in any respect that failed to correctly state facts in existence on the Effective Date of this Agreement that constituted a Parent Material Adverse Effect on the Effective Date of this Agreement;

                  (c) Holdings and the Company shall have received a certificate from the Chief Executive Officer of Parent and Acquisition, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                  (d) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq NM, subject to official notice of issuance; and

                  (e) Holdings and the Company shall have received the opinion of Porter, Wright, Morris & Arthur, counsel to Parent and Acquisition, with respect to the matters set forth on Exhibit H and incorporated herein by reference, subject to appropriate limitations and qualifications.

         SECTION 5.03 Conditions to the Obligation of Parent and Acquisition to Effect the Merger. The obligation of Parent and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Holdings and the Company shall have performed and complied in all material respects with all their obligations, covenants, and agreements required to be performed and complied with by them under this Agreement at or prior to the Effective Time;

                  (b) the representations and warranties made by Holdings and/or the Company in Sections 3.01 and 3.02 hereof (as qualified by the schedules hereto and the Holdings/Company Disclosure Letter), shall not, as of the Effective Date of this Agreement, have been incorrect, untrue or false in any respect that failed to correctly state facts in existence on the Effective Date of this

Agreement that constituted a Company Material Adverse Effect as of the Effective Date of this Agreement;

                  (c) Parent shall have received a certificate from the Chief Executive Officer and the Chief Financial Officer of Holdings and the Company, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                  (d) Parent shall have received a certificate from the Chief Executive Officer and the Chief Financial Officer of Holdings and the Company, dated as of the Effective Time, to the effect that the Company has not incurred, realized, or otherwise experienced a Material Adverse Change; provided, however; the existence of such Material Adverse Change will not entitle Parent to terminate this Agreement pursuant to Article VI;

                  (e) Parent shall have received the consents described in
Schedule 3.03(f); and

                  (f) Parent and Acquisition shall have received the opinion of Fenwick & West LLP, counsel to Holdings and the Company, with respect to the matters set forth on Exhibit I and incorporated herein by reference, subject to appropriate limitations and qualifications.

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

         SECTION 6.01 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of Parent and the
Company:

                  (a) by mutual written consent approved by the Boards of Directors of Parent, Holdings, and the Company;

                  (b) by Holdings or the Company if the conditions set forth in Sections 5.01 or 5.02 shall not have been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated), by Parent and Acquisition on or before March 31, 1997; or

                  (c) by Holdings or the Company, if Parent's Board of Directors fails to recommend approval of this Agreement or the Merger to Parent's stockholders or recommends against approval of this Agreement or the Merger to Parent's stockholders; or

                  (d) by Parent or Acquisition, if the conditions set forth in Sections 5.01 or 5.03 shall not have been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated), by Holdings and the Company on or before March 31, 1997; or

                  (e) by Parent, if the representations and warranties made by Holdings and/or the Company in Sections 3.01 and 3.02 hereof (as qualified by the schedules hereto and the Holdings/Company Disclosure Letter), shall, as of the Effective Date of this Agreement, have been incorrect, untrue or false in any respect that failed to correctly state facts in existence on the Effective Date of this Agreement that constituted a Company Material Adverse Effect on the Effective Date of this Agreement; or

                  (f) by Holdings or the Company, if the representations and warranties made by Parent and/or Acquisition in Sections 3.03 and 3.04 hereof (as qualified by the schedules hereto and the Parent Disclosure Letter), shall, as of the Effective Date of this Agreement, have been incorrect, untrue or false in any respect that failed to correctly state facts in existence on the Effective Date of this Agreement that constituted a Parent Material Adverse Effect on the Effective Date of this Agreement.

         SECTION 6.02 Effect of Termination. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 6.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its stockholders or directors or officers on account of such termination, and each party shall be responsible for its own expenses, except as follows: (i) the obligations imposed by Sections 4.03(d) and 4.03(e) hereof shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

                                   ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.01 Indemnification by Holdings. Subject to the terms, conditions, and limitations set forth herein, if the Merger is consummated, Holdings agrees to indemnify Parent against, and agrees to hold Parent harmless from, any and all actions, suits, losses, costs, claims, damages and expenses (including reasonable attorneys' fees) (the "Losses"), incurred or suffered by them relating to or arising out of or in connection with any material breach of, or any material misrepresentation or inaccuracy in, any representation or warranty made by Holdings and/or the Company in Section 3.01 or Section 3.02 of this Agreement (as qualified by the Holdings/Company Disclosure Letter and the schedules hereto) where such material breach or material misrepresentation or inaccuracy existed as of the Effective Date of this Agreement; provided, however, that the amount of Losses recoverable under the indemnity provisions of this Article shall be reduced, dollar-for-dollar, by the amount of any insurance proceeds paid to Parent and by the amount of tax benefits realized by Parent in respect of such Losses. In addition, notwithstanding anything herein to the contrary, the term "Losses" shall not include, and Parent shall not be entitled to indemnification for, any actions, suits, losses, costs, claims, damages and expenses (including reasonable attorneys' fees), to the extent that Parent has recovered or been compensated or reimbursed therefor by virtue of (a) the Merger Consideration Adjustment pursuant to Section 2.02 hereof, or (b) a Revenue Makeup Payment made pursuant to Section 4.14 hereof, or (c) a payment made pursuant to Section 4.16 hereof, with the purpose and intent that Parent shall not receive a redundant or double recovery of any Losses.

         SECTION 7.02 Claims. The provisions of this Section shall be subject to
Section 7.03. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, Parent shall promptly give written notice to Holdings of such claim and the amount Parent believes it will be entitled to receive hereunder in indemnification from Holdings under this
Article VII in respect of such claim; provided, that the failure of Parent to promptly give such notice shall not relieve Holdings of its obligations except to the extent (if any) that Holdings shall have been prejudiced thereby. If Holdings does not object in writing to such indemnification claim within 30 days of receiving written notice thereof, Parent shall be entitled to recover, on the 60th day after such written notice was given, from Holdings the amount of such claim, and no later objection by Holdings shall be permitted; if Holdings agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, Parent shall nevertheless be entitled to recover from Holdings, on the 60th day after such notice was given, the lesser amount, without prejudice to Parent's claim for the difference. In addition to the amounts recoverable by Parent from Holdings pursuant to the foregoing provisions, Parent shall also be entitled to recover from Holdings interest on such amounts at the rate equal to the published prime rate at The Chase Manhattan Bank, New York, New York, from, and including, the 60th day after such notice of an indemnification claim is given to, but not including, the date such recovery is actually made by Parent.

         SECTION 7.03 Notice and Defense of Third Party Claims. Parent shall give written notice as promptly as is reasonably practicable to Holdings of the assertion of any claim, or the commencement of any suit, action or proceeding, by any person or entity not a party hereto in respect of which indemnity may be sought under Article VII of this Agreement ("Third Party Claim"); provided that the failure of Parent to promptly give such notice shall not relieve Holdings of its obligations except to the extent (if any) that Holdings shall have been prejudiced thereby. If Parent does not promptly elect to defend or contest the Third Party Claim, then Holdings, at its sole option (i) shall be free to assume and control the prosecution or defense of any such Third Party Claim in a reasonable manner, (ii) may take all reasonably necessary steps to contest the Third Party Claim or to prosecute such Third Party Claim to conclusion or settlement satisfactory to Holdings, (iii) shall notify Parent of the progress of any such Third Party Claim, (iv) shall permit Parent, at the sole cost of such Parent, to participate in such prosecution or defense, and (v) shall provide Parent with reasonable access to all relevant information and documentation relating to the Third Party Claim and Holdings' prosecution or defense thereof. In any case, the party not in control of the defense or prosecution of the Third Party Claim shall cooperate with the other party in the conduct of the prosecution or defense of such Third Party Claim. If, however, Parent reasonably determines in its judgment that representation by Holdings' counsel of both Holdings and Parent would present such counsel with a conflict of interest, then Parent may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and Holdings shall pay the fees and disbursements of such separate counsel. Whether or not Holdings chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         SECTION 7.04 Settlement or Compromise. Neither party shall compromise or settle any Third Party Claim without the prior written consent of either Holdings (if Parent controls and defends such Third Party Claim) or Parent (if Holdings controls and defends such Third Party

Claim), such consent not to be unreasonably withheld (provided, that, in the case of Parent, such consent shall be deemed to be unreasonably withheld if Parent will, as part of the terms of such compromise or settlement, be fully released of liability arising from such Third Party Claim). The person controlling the defense of such Third Party Claim will give the other person at least 20 days' notice of any proposed settlement or compromise of any Third Party Claim for which it is controlling the defense.

         SECTION 7.05.  Limitations on Indemnification.

                  (a) Basket. Any indemnification pursuant to this Agreement shall be subject to the requirement that no claim may be made until the aggregate amount of Losses exceeds $500,000, after which time claims for indemnification may be made for the aggregate amount of all Losses, subject to the terms, conditions and limitations set forth herein.

                  (b) Maximum Liability. Holdings' total and maximum aggregate lifetime liability under this Article VII shall not exceed a dollar amount equal to thirty-five percent (35%) of the Merger Consideration, as adjusted pursuant to Section 2.02 hereof, multiplied by the per share closing price of Parent Common Stock as reported on the Nasdaq NM for the five (5) trading days immediately preceding the Effective Date of this Agreement.

                  (c) Deadline for Indemnity Claims. Except as otherwise provided in Section 7.01, Holdings shall have no liability with respect to any matter or claim for indemnification hereunder, unless Parent notifies Holdings in accordance with this Article VII no later than the close of business on the first (1st) anniversary of the Effective Time of a claim for indemnification hereunder; provided, however, that (i) claims of indemnification for Loss suffered as a result of a material breach of the representations and warranties under Sections 3.01(p) and (r) hereof (the "Tax Warranties") shall survive until six (6) months after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof; and (ii) such limitation shall not apply in any matter involving intentional misrepresentation or fraud on the part of Holdings.

                                  ARTICLE VIII

                            NONCOMPETITION AGREEMENT

         SECTION 8.01 Certain Acknowledgments. Holdings expressly acknowledges that the noncompetition agreements set forth in this Article VIII are a material part of this Agreement and are an integral part of the obligations of Holdings hereunder; and the noncompetition agreements set forth in this Article VIII are reasonable and necessary to protect the legitimate business interests of Parent following the consummation of the Merger.

         SECTION 8.02 Noncompetition Agreement. Except as provided in Section
8.03 below, during the period beginning on the Effective Time and ending on the fifth (5th) anniversary of the Effective Time, except with Parent's prior written consent, Holdings shall not, directly or indirectly, own or operate a back-end computer-based system for processing consumer or small business remote payment instructions in order to generate remittance information and payment (via remote check printing or electronic funds transfer) to merchants in the United States of America (the "Competing Business"). The parties agree, without limitation, that Holdings shall not be deemed to be engaged in the Competing Business by virtue of, nor shall Holdings be at any time prohibited from: (a) developing and providing client-software or web/Internet-based applications which create and transmit payment instructions or remittance information to third parties; or (b) developing and providing client-software or web/Internet-based applications which facilitate the on-line purchase of goods or services.

         SECTION 8.03 Exception. The ownership by Holdings or any subsidiary or affiliate controlled by Holdings of not more than five percent in the aggregate of the outstanding securities of any public company shall not, by itself, constitute a breach of the noncompetition agreement in Section 8.02, even if such public company competes with Parent or engages in the Competing Business.

         SECTION 8.04 No Objection or Defense. Holdings expressly waives any objection to or defense regarding the scope, duration or geographic area of the restriction on competition set forth in this Article VIII.

         SECTION 8.05 Enforcement of Noncompetition Agreement. Holdings expressly acknowledges that it would be extremely difficult to measure the damage that might result form any breach of the noncompetition agreements in this Article VIII, and that any such breach will result in irreparable injury to Parent for which money damages could not adequately compensate. If a breach of the noncompetition agreements in this Article VIII occurs, then Parent shall be entitled, in addition to all other rights or remedies that it may have at law or in equity. to have an injunction issued by any competent court enjoining and restraining Holdings and all other persons involved therein from continuing such breach. The existence of any claim or cause of action that Holdings or any such other person may have against Parent shall not constitute a defense or bar to the enforcement of any of the noncompetition agreements under this Article VIII. If Parent must resort to litigation to enforce any of the noncompetition agreements under this Article VIII that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such agreement was occurring, beginning on the date of a final court order (without further right of appeal) holding that such breach occurred or, if later, the last day of the original fixed term of such agreement.

         SECTION 8.06 Early Termination of Noncompetition Agreement. In the event that Holdings is merged or consolidated with, or a majority of Holdings' voting stock or all or substantially all of Holdings' assets are acquired by, a person, corporation or other party who, at the time of such merger, consolidation, stock or asset acquisition, is engaged in the Competing Business, then upon the consummation of such merger, consolidation, sale, acquisition or similar business combination, all Holdings' obligations, duties and covenants under this Article VIII shall automatically immediately terminate and expire.

         SECTION 8.07 Effect on Acquiror. In the event that Holdings is merged or consolidated with, or a majority of Holdings' voting stock or all or substantially all of Holdings' assets are acquired by, a person, corporation or other party (the "Acquiror"), and the provisions of Section 8.06 do not apply, then the Acquiror shall not be bound by or obligated under any of Holdings' obligations or duties under this Article VIII; except that such Acquiror may not utilize technology or personnel of Holdings to engage in the Competing Business so long as Holdings' obligations, duties and covenants under this Article VIII remain in effect.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 Survival of Representations and Warranties. Except as otherwise specified, the representations and warranties of Holdings and the Company contained herein shall survive the Closing for a period expiring at the close of business on the first (1st) anniversary of the Effective Time; provided, however, that the Tax Warranties shall survive until six (6) months after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof.

         SECTION 9.02 Interpretation of Representations and Warranties. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall qualify, and shall be exceptions to, any other representation or warranty.

         SECTION 9.03 Reliance by Parent and Acquisition. Notwithstanding the right of Parent and Acquisition to investigate the business, assets, and financial condition of Holdings and/or the Company, and notwithstanding any knowledge determinable by Parent or Acquisition as a result of such investigation, Parent and Acquisition have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by Holdings and/or the Company in this Agreement or pursuant hereto, as qualified by the Holdings/Company Disclosure Letter and the schedules hereto, except to the extent that Parent or Acquisition had actual knowledge to the contrary at the Effective Date of this Agreement.

         SECTION 9.04 Expenses, Etc. Whether or not the transactions contemplated by this Agreement are consummated, neither Holdings and the Company, on the one hand, and Parent and Acquisition, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants, investment bankers and other experts and Parent shall pay all such fees and expenses incurred by Acquisition. Holdings and the Company, on the one hand, and Parent and Acquisition, on the other hand, shall indemnify the other and hold it harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party. The Company represents that, in connection with the transactions contemplated by this Agreement, the Company has committed to pay only the fees and expenses set forth on Schedule 9.04 hereto.

         SECTION 9.05 Publicity; Confidentiality. Holdings, the Company, and Parent agree that this Agreement and the exchange of information pursuant thereto is confidential and they will not disclose or issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior consent of the other party, which will not be unreasonably withheld, except that Holdings, the Company, or Parent may make such public disclosure that it believes in good faith to be required by law or any applicable rules and regulations of a national securities exchange or the NASD (in which event such party shall consult with the other prior to making such disclosure).

         SECTION 9.06 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.07 Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, and shall be deemed given upon receipt, as follows:

         If to Parent to:

                  CHECKFREE CORPORATION
                  8275 North High Street
                  Columbus, Ohio 43235
                  Telecopy Number:  (614) 825-3244
                  Attention:        Peter J. Kight
                                    Chairman

         with  copies to:

                  CHECKFREE CORPORATION
                  8275 North High Street
                  Columbus, Ohio 43235
                  Telecopy Number:  (614) 825-3244
                  Attention:        William C. Buckham
                                    General Counsel

                  and

                  PORTER, WRIGHT, MORRIS & ARTHUR
                  41 South High Street
                  Columbus, Ohio 43215
                  Telecopy Number:  (614)  227-2100
                  Attention:        Curtis A. Loveland, Esq.

         If to Holdings and/or the Company, to:

                  INTUIT INC.
                  2535 Garcia Avenue
                  Mountain View, California 94043
                  Telecopy Number: (415) 944-3060
                  Attention:        William H. Harris,
                                    Executive Vice President

         with a copies to:

                  INTUIT INC.
                  2535 Garcia Avenue
                  Mountain View, California 94043
                  Telecopy Number: (415) 944-6622
                  Attention:        Catherine Valentine, Esq.
                                    General Counsel

                  and

                  FENWICK & WEST LLP
                  Two Palo Alto Square
                  Palo Alto, California 94306
                  Telecopy Number: (415) 857-0361
                  Attention:        Kenneth A. Linhares, Esq.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

         SECTION 9.08 Waivers. Holdings and the Company, on the one hand, and Parent and Acquisition, on the other hand, may, by written notice to the other,
(i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         SECTION 9.09 Amendments, Supplements, Etc. At any time, this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all of the parties hereto.

         SECTION 9.10 Entire Agreement. This Agreement and its schedules and exhibits, and the documents to be executed or delivered at the Effective Time in connection herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

         SECTION 9.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

         SECTION 9.12 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except for the provisions of Article VII hereof, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 9.13 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

         SECTION 9.14 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         SECTION 9.15 Variation and Amendment. This Agreement may be varied or amended at any time before or after the approval and adoption of this Agreement by the stockholders of Parent and the Company by action of the respective Boards of Directors of Holdings, the Company, Parent, and Acquisition, without action by the stockholders thereof, provided that after approval and adoption of this Agreement by Parent's stockholders no such variance or amendment shall, without consent of such stockholders, increase the consideration that the holders of the capital stock of the Company shall be entitled to receive upon the Effective Time pursuant to Section 2.01 hereof.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                                    CHECKFREE CORPORATION


                                    By /s/ Peter J. Kight
                                       ---------------------------------

                                    CHECKFREE ACQUISITION CORPORATION II


                                    By /s/ Peter J. Kight
                                       ---------------------------------

                                    INTUIT INC.


                                    By /s/ James J. Heeger
                                       ---------------------------------

                                    INTUIT SERVICES CORPORATION


                                    By /s/ Catherine L. Valentine
                                       ---------------------------------